Exhibit 4.1

POWER SOLUTIONS INTERNATIONAL, INC.,

AS ISSUER,

THE GUARANTORS PARTY HERETO,

AND

THE BANK OF NEW YORK MELLON,

AS TRUSTEE

INDENTURE

DATED AS OF APRIL 29, 2015

$55,000,000

5.50% SENIOR NOTES DUE 2018

INDENTURE, dated as of April 29, 2015, among Power Solutions International, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined below) party hereto and The Bank of New York Mellon, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of 5.50% Senior Notes due 2018 (the “Securities”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture and the Securities;

The Guarantors have each duly authorized their Guarantee of the Securities and to provide therefor the Guarantors have each duly authorized the execution and delivery of this Indenture;

As of the date of this Indenture, this Indenture is not subject to, or governed by, the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act unless expressly incorporated;

All acts and things necessary have been done to make (i) the Securities, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company and (ii) this Indenture a valid agreement of the Company in accordance with the terms of this Indenture;

All acts and things necessary have been done to make the Guarantees, upon execution and delivery of this Indenture, the valid obligations of each Guarantor and to make this Indenture a valid agreement of each Guarantor, in accordance with the terms of this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER

PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article One have the meanings assigned to them in this Article One, and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(e) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America; and

(f) all references herein to particular Sections or Articles refer to this Indenture unless otherwise so indicated.

Certain terms used principally in Article Four are defined in Article Four.

“Acquired Indebtedness” means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

“Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of merger, consolidation, or otherwise) by a Person or its Subsidiaries of all or substantially all of the Capital Stock of any other Person.

“Additional Securities” means Securities (other than the Initial Securities) issued under this Indenture in accordance with Sections 3.03 and 10.08 hereof, as part of the same series as the Initial Securities. The Initial Securities and any Additional Securities subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions, and offers to purchase.

“Affiliate” means, with respect to any specified Person: (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (2) any other Person that owns, directly or indirectly, 10% or more of any class or series of such specified Person’s (or any of such Person’s direct or indirect parent’s) Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person that is an “immediate family member” of such Person as defined in the Instructions to Item 404(a) of Regulation S-K promulgated under the Exchange Act; or (3) any other Person 10% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Payments” has the meaning specified in Section 13.04.

“Applicable Premium” means, with respect to any Security on any applicable Redemption Date, the greater of (i) 1.0% of the then outstanding principal amount of such Security and (ii) the excess of:

(a) the present value at such Redemption Date of the sum of (i) the Redemption Price of such Security at May 1, 2016 (such Redemption Price being set forth in the table appearing in Form of Security set forth in Exhibit A), plus (ii) all required interest payments due on such Security through May 1, 2016 (excluding accrued but unpaid interest), such present value to be computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of such Security.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect at the time of such transfer or transaction.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of:

(1) any Capital Stock of any Restricted Subsidiary;

(2) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3) any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business.

For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets:

(A) that is governed by the provisions described under Article Eight hereof,

(B) that is by the Company to any Guarantor, or by any Guarantor to the Company or any Guarantor in accordance with the terms of this Indenture, including any issuance of Capital Stock,

(C) that would be within the definition of a “Restricted Payment” in Section 10.09 and would be permitted to be made as a Restricted Payment (and shall be deemed a Restricted Payment) under such Section,

(D) that is of obsolete, unused or replaced equipment in the ordinary course of business,

(E) that is a disposition of cash or Cash Equivalents,

(F) that is a non-exclusive license or sublicense of intellectual property or other intangibles,

(G) that is a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind,

(H) to the extent permitted under Section 1031 of the Tax Code, that is any exchange of like property,

(I) that is a lease, assignment or sublease of any real or personal property in the ordinary course of business,

(J) that is the sale of the real property located at 655 Wheat Lane, Wood Dale, Illinois, for an amount not to exceed $4.0 million, or

(K) the Fair Market Value of which in the aggregate does not exceed $1.0 million in any transaction or series of related transactions.

“Asset Swap” means the exchange by the Company or a Restricted Subsidiary of a portion of its property, business or assets, in the ordinary course of business, for property, business or assets which, or Capital Stock of a Person all or substantially all of whose assets, are of a type used in the business of the Company on the date of this Indenture or in a Permitted Business, or a combination of any property, business or assets or Capital Stock of such a Person and cash or Cash Equivalents.

“Average Life to Stated Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (2) the sum of all such principal payments.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code, as amended, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” means the board of directors of the Company or any Guarantor, as the case may be, or any duly authorized committee of such board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Guarantor, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Borrowing Base” means, as of any date, an amount equal to the sum of 85% of the book value of all accounts receivable, plus 92.5% of the net orderly liquidation value of all inventory, plus 85% of the net orderly liquidation value of all equipment of the Company and the Guarantors.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions or trust companies in The City of New York or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law, regulation or executive order to close.

“Capital Lease Obligation” of any Person means any obligation of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the date hereof, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Cash Equivalents” means:

(1) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof,

(2) deposits, certificates of deposit or acceptances of any financial institution that is a member of the Federal Reserve System and whose senior unsecured debt is rated at least “A-1” by S&P, or at least “P-1” by Moody’s,

(3) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated at least “A-1” by S&P and at least “P-1” by Moody’s,

(4) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States maturing within 365 days from the date of acquisition, and

(5) money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (4).

“Change of Control” means the occurrence of any of the following events: (a) a merger or consolidation of the Company, or a transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company or any Guarantor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than a merger, consolidation, or other transaction which complies with the provisions described in Article Eight; (b) the liquidation or dissolution of the Company or any Guarantor or the adoption of a plan by the stockholders of the Company or any Guarantor relating to the dissolution or liquidation of the Company or such Guarantor, other than in a transaction which complies with the provisions described in Article Eight; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than Gary Winemaster and Kenneth Winemaster, collectively, of beneficial ownership, directly or indirectly, of more than 35% of the voting power of the total outstanding Voting Stock of the Company; (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose nomination for election or election was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then still in office; or (e) the occurrence of any “change of control” (or similar term) as defined in the Existing Credit Agreement or other Credit Facility, in each case, as amended and in effect as of the date of the event in question.

For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

“Clearstream” means Clearstream, societe anonyme (or any successor securities clearing agency).

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act then the body performing such duties at such time.

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value which is dependent upon, fluctuations in commodity prices.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Company” or “Issuer” means Power Solutions International, Inc., a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company, by any one of its Chairman of the Board, its President, its Chief Executive Officer, its Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by any one of its Vice President of Finance, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consolidated EBITDA” means, with respect to any fiscal period:

(a) the Consolidated Net Income (Loss) of the Company and the Guarantors, minus

(b) without duplication, the sum of the following amounts of the Company for such period to the extent included in determining Consolidated Net Income (Loss) for such period:

(1) extraordinary gains,

(2) interest income,

(3) gains resulting from the decrease in the value of outstanding warrants due to mark-to-market accounting,

(4) gains resulting from the decrease in the value of contingent consideration to be paid in any Acquisition, and

(5) non-cash gains, plus

(c) without duplication, the sum of the following amounts of the Company for such period to the extent included in determining Consolidated Net Income (Loss) for such period:

(1) extraordinary losses (as defined by GAAP),

(2) Consolidated Interest Expense,

(3) Consolidated Income Tax Expense,

(4) one time fees and expenses relating to any Acquisition and transactions related thereto,

(5) fees and expenses related to audits, inspections and appraisals incurred by the Company and PPPI pursuant to the Existing Credit Agreement,

(6) depreciation and amortization for such period, in each case, determined on a consolidated basis in accordance with GAAP,

(7) losses resulting from the increase in the value of outstanding warrants due to mark-to-market accounting,

(8) losses resulting from the increase in the value of contingent consideration to be paid in any Acquisition,

(9) non-cash losses, and

(10) non-cash losses resulting from the allocation of Excess Purchase Price to any of the tangible assets and intangible assets acquired in an Acquisition, including but not limited to PPPI, which Excess Purchase Price results in a reduction of such Person’s operating results as such amounts are recognized in such Person’s operating results subsequent to such Acquisition.

For purposes of subclause (I)(i) of Section 11.01(d), Consolidated EBITDA shall be calculated giving pro forma effect to any acquisitions and dispositions and incurrences and repayments of Indebtedness occurring during the referenced four quarter period using the adjustments set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Consolidated Fixed Charge Coverage Ratio” of any Person means, for any period, the ratio of:

(a) Consolidated EBITDA for such period, to

(b) the sum of Consolidated Interest Expense for such period, and cash and non-cash dividends paid on any Disqualified Capital Stock or Preferred Stock of such Person and its Restricted Subsidiaries during such period, in each case after giving pro forma effect to:

(1) the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period;

(2) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit agreement);

(3) in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and

(4) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period;

provided that in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period (other than with respect to Indebtedness incurred in the ordinary course of business for working capital purposes pursuant to any revolving credit agreement) and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate. This definition, and the defined terms employed therein, shall be interpreted and applied so that duplication of income or expense for the same item is avoided.

“Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

“Consolidated Interest Expense” of any Person means, without duplication, for any period, the sum of:

(a) the interest expense of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation,

(1) amortization of debt discount,

(2) the net costs associated with Interest Rate Agreements, Currency Hedging Agreements and Commodity Price Protection Agreements (including amortization of discounts),

(3) the interest portion of any Deferred Payment Obligation, if and to the extent accounted for as interest under GAAP,

(4) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and

(5) accrued interest, plus

(b) (1) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and

(2) all capitalized interest of such Person and its Restricted Subsidiaries, plus

(c) the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under clause (a)(3) above, whether or not paid by such Person or its Restricted Subsidiaries.

“Consolidated Net Income (Loss)” of any Person means, for any period, the Consolidated net earnings (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net earnings (or loss), by excluding, without duplication,

(1) all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto),

(2) the portion of net earnings (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries,

(3) any unusual, one-time or non-cash charges, including but not limited to charges resulting from: (a) the application of Accounting Standards Codification Topic 350 “Intangibles—Goodwill and Other,” (b) facility closings, or (c) asset impairments,

(4) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

(5) gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business,

(6) the net earnings of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that net earnings is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders,

(7) any restoration to net earnings of any contingency reserve, except (a) to the extent provision for such reserve was made out of income accrued at any time following the date of this Indenture not including accruals made in the ordinary course of business and (b) any contingency reserve for contingent income tax liabilities in excess of $2.0 million in the aggregate,

(8) any net gain or loss arising from the acquisition of any securities or extinguishment, under GAAP, of any Indebtedness of such Person,

(9) gains resulting from the decrease in the value of, or losses resulting from the increase in the value of, outstanding warrants due to mark-to-market accounting, or

(10) gains resulting from the decrease in the value of, or losses resulting from the increase in the value of, contingent consideration to be paid in any Acquisition.

“Consolidated Tangible Assets” of any Person means, at any time, for such Person and its Restricted Subsidiaries on a Consolidated basis, an amount equal to (a) the Consolidated assets of the Person and its Restricted Subsidiaries minus (b) all Intangible Assets of the Person and its Restricted Subsidiaries at that time.

“Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term “Consolidated” shall have a similar meaning.

“Contributing Guarantors” has the meaning specified in Section 13.04.

“Convertible Securities” means any convertible debt securities that, by their terms (or by the terms of any security into which such debt securities are convertible or for which they is exchangeable) (a) constitute Subordinated Indebtedness, (b) have a final Stated Maturity of principal of not less than five years from the date of issuance of such debt securities, (c) do not have any mandatory prepayment, redemption or offer to purchase events or provisions more onerous than those set forth in this Indenture and (d) do not provide for the payment of principal thereof or interest therein in cash or Cash Equivalents, other than regularly scheduled interest payments, prior to the date that is 91 days after the final Stated Maturity of the principal of the Securities (the foregoing clauses (a) through (d), collectively, the “Subordinated Indebtedness Terms”).

“Corporate Trust Office” means the office of the Trustee or an affiliate or agent thereof at which at any particular time the corporate trust business for the purposes of this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at 101Barclay Street, 7E, New York, New York 10286, Attention: Corporate Trust Administration.

“Credit Facilities” means (i) one or more debt facilities (including, without limitation, the Existing Credit Agreement), in each case, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time after the Issue Date, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, and (ii) whether or not any credit agreement referred to in clause (i) remains outstanding, if designated by the Company to be included in the definition of “Credit Facilities,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Currency Hedging Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Deferred Payment Obligation” means such portion of any purchase price or other similar obligation due and owing for the purchase or acquisition of capital assets after the date of consummation of the underlying transaction or imposition of such obligation, in each case, establishing such deferred purchase price or other similar obligation; provided that “Deferred Payment Obligation” shall not include any amount due under a lease that is classified as an operating lease under GAAP.

“Depositary” means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company (“DTC”), its nominees and successors, or another Person designated as Depositary by the Company, which must be a clearing agency registered under the Exchange Act.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated pursuant to an Officers’ Certificate, setting forth the basis of the valuation. The aggregate Fair Market Value of the Designated Non-cash Consideration held by the Company or any Restricted Subsidiary at any given time, taken together with the Fair Market Value at the time of receipt of all other Designated Non-cash Consideration received and still held by the Company or any Restricted Subsidiary at such time, may not exceed 2.5% of the Company’s Consolidated Tangible Assets, at the time of the receipt of the Designated Non-cash Consideration (with the Fair Market Value being measured at the time received and without giving effect to subsequent changes in value).

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

“Disqualified Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the date that is 91 days after the final Stated Maturity of the principal of the Securities or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of or sale of assets by the Company in circumstances where the holders of the Securities would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder thereof.

“Equity Offering” means any public sale of common stock (other than Disqualified Capital Stock) of the Company, in each case with gross proceeds to the Company of at least $20.0 million.

“Euroclear” means the Euroclear Clearance System (or any successor securities clearing agency).

“Event of Default” has the meaning specified in Section 5.01.

“Excess Purchase Price” means, with respect to any Acquisition, the amounts allocated to the tangible and intangible assets of the target or seller in excess of the value of the tangible assets of such target or seller as recorded immediately prior to such Acquisition.

“Exchange Act” means the Securities Exchange Act of 1934, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Existing Credit Agreement” means the Amended and Restated Credit Agreement, dated as of April 1, 2014, as amended to the Issue Date, by and among, inter alios, the Issuer and the other borrowers from time to time party thereto, Wells Fargo National Association, as administrative agent, and the lenders from time to time party thereto.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. For determinations of $25.0 million or greater for assets or property other than cash or Cash Equivalents, Fair Market Value shall be determined by the Board of Directors of the Company in their discretion, acting in good faith, and shall be evidenced by a resolution of the Board of Directors. For determinations of less than $25.0 million for assets or property other than cash or Cash Equivalents, Fair Market Value shall be determined by the officers of the Company in their discretion, acting in good faith, and such determinations for assets or property other than cash or Cash Equivalents over $5.0 million but less than $25.0 million shall be evidenced by an Officers’ Certificate.

“Fair Share” has the meaning specified in Section 13.04.

“Fair Share Contribution Amount” has the meaning specified in Section 13.04.

“Funding Guarantor” has the meaning specified in Section 13.04.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of this Indenture.

“Global Securities” means the Rule 144A Global Securities and the Regulation S Global Securities, if any, to be issued as book-entry securities issued to the Depositary in accordance with Section 3.06.

“Guarantee” means the guarantee by any Guarantor of the Company’s Indenture Obligations.

“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement:

(1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

(2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

(3) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), other than pursuant to joint venture agreements on customary terms and conditions and to the extent permitted under Section 10.09,

(4) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance other than pursuant to joint venture agreements on customary terms and conditions and to the extent permitted under Section 10.09, or

(5) otherwise to assure a creditor against loss;

provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Guarantor” means any Subsidiary which (x) executes this Indenture as a guarantor on the Issue Date or (y) becomes a guarantor of the Securities after the date of this Indenture by executing a guarantee of the Securities pursuant to Section 10.13 until a successor replaces such party pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

“Holder” means the Person in whose name a Security is registered in the Security Register.

“Indebtedness” means, with respect to any Person, without duplication,

(1) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables, operating leases and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities,

(2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

(3) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business,

(4) all obligations under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person,

(5) all Capital Lease Obligations of such Person,

(6) all Indebtedness referred to in clauses (1) through (5) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

(7) all Guaranteed Debt of such Person,

(8) all Disqualified Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

(9) Preferred Stock of any Restricted Subsidiary of the Company, and

(10) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (1) through (9) above.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Disqualified Capital Stock.

“Indenture” means this instrument as originally executed (including all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Indenture Obligations” means the obligations of the Company and any other obligor under this Indenture or under the Securities, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Securities and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Securities, according to the respective terms thereof.

“Initial Purchaser” means, collectively, The Osterweis Strategic Income Fund and The Osterweis Strategic Investment Fund.

“Initial Securities” means the first $55.0 million aggregate principal amount of the Securities issued under this Indenture on the date hereof.

“Intangible Assets” means intellectual property, goodwill and other intangible assets, in each case determined in accordance with GAAP.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

“Investment” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issue Date” means the original issue date of the Initial Securities under this Indenture.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.

“Maturity” means, when used with respect to the Securities, the date on which the principal of the Securities becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the Offer Date or the Redemption Date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, Special Mandatory Offer to Purchase in respect of a Special Mandatory Offer Event, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. or any successor rating agency.

“Net Cash Proceeds” means:

(a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash or Cash Equivalents including payments in respect of Deferred Payment Obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of:

(1) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

(2) provisions for all taxes payable as a result of such Asset Sale,

(3) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale,

(4) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and

(5) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee, and

(b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to in Section 10.09, the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of Deferred Payment Obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-U.S. Person” means a Person that is not a “U.S. person” as defined in Regulation S under the Securities Act.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by the Vice President of Finance, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company or any Guarantor, as the case may be, and in form and substance reasonably satisfactory to, and delivered to, the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or any Guarantor, unless an Opinion of Independent Counsel is required pursuant to the terms of this Indenture, and who shall be reasonably acceptable to the Trustee, and which opinion shall be in form and substance reasonably satisfactory to the Trustee.

“Opinion of Independent Counsel” means a written opinion of counsel which is issued by a Person who is not an employee, director or consultant (other than non-employee legal counsel) of the Company and who shall be reasonably acceptable to the Trustee, and which opinion shall be in form and substance reasonably satisfactory to the Trustee.

“Outstanding” when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Affiliate thereof) in trust or set aside and segregated in trust by the Company (if the Company or any Affiliate thereof shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

(c) Securities, to the extent provided in Sections 4.02 and 4.03, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four; and

(d) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee and the Company proof reasonably satisfactory to each of them that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, any Guarantor, or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor.

“Pari Passu Indebtedness” means (a) any Indebtedness of the Company that is equal in right of payment to the Securities and (b) with respect to any Guarantee, Indebtedness which ranks equal in right of payment to such Guarantee.

“Paying Agent” means any Person (including the Company) authorized by the Company to pay the principal of, premium, if any, or interest on, any Securities on behalf of the Company.

“Permitted Business” means the lines of business conducted by the Company and its Restricted Subsidiaries on the date hereof and business reasonably related, complementary or ancillary thereto, including reasonably related extensions or expansions thereof.

“Permitted Investment” means:

(1) Investments in the Company or any Guarantor or any Person which, as a result of such Investment, in one transaction or a series of related transactions, (a) becomes a Guarantor or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Guarantor;

(2) Indebtedness of the Company or a Restricted Subsidiary described under clauses (iv), (v), (vi), (vii), (viii) and (ix) of the definition of “Permitted Indebtedness,” in each case to the extent constituting Investments;

(3) Investments in any of the Securities;

(4) cash or Cash Equivalents;

(5) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under Section 10.12 to the extent such Investments are non-cash proceeds as permitted under such Section 10.12;

(6) Investments in existence on the Issue Date;

(7) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with a disposition of assets (including Asset Sales);

(8) any Investment acquired by the Company or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of such other Person; or

(b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(9) Investments the payment for which consists of Capital Stock (other than Disqualified Capital Stock) of the Company or a Restricted Subsidiary;

(10) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(11) Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause that are at that time outstanding, not to exceed $5.0 million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) in any Person with which the Company or any Restricted Subsidiary has entered into a licensing, management, franchise, joint venture, consulting or similar agreement on customary terms and conditions;

(12) contributions to the Capital Stock of joint ventures the Company or any Restricted Subsidiary has entered into; provided that such contributions are made pursuant to contractually binding agreements as in effect on the date hereof;

(13) loans and advances to officers, directors, managers and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices and in compliance with applicable laws; and

(14) in addition to Investments pursuant to clauses (1) through (13) above, Investments in the aggregate not to exceed the $5.0 million at any one time outstanding.

In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment.

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP, shall have been made in respect thereof;

(3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4) judgment Liens not giving rise to an Event of Default so long as such Lien is bonded if and as required and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(6) any interest or title of a lessor under any Capital Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capital Lease Obligation;

(7) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(8) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(9) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(10) Liens securing obligations under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements, which obligations relate to transactions that are otherwise permitted under this Indenture;

(11) Liens securing Acquired Indebtedness incurred in accordance with Section 10.08 (any Liens securing any refinancing thereof); provided that:

(a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

(b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

(12) Liens on assets of a Restricted Subsidiary of the Company that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary that is otherwise permitted under this Indenture;

(13) leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

(14) banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

(15) Liens arising from filing Uniform Commercial Code financing statements regarding operating leases entered into by the Issuer or any of its Restricted Subsidiaries;

(16) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

(17) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date, and extensions, renewals or replacements of such Liens in each case that are no more restrictive of the Company or any of its Restricted Subsidiaries in any material respect and do not extend to or cover any additional property or assets other than such property and assets secured by such Liens on the Issue Date;

(18) Liens securing the Securities and the Guarantees;

(19) Liens in favor of the Company or a Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;

(20) Liens securing Indebtedness incurred under clauses (i) and (iii) of the definition of Permitted Indebtedness;

(21) Liens securing any refinancing which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders in any material respect and are not more favorable to the lienholders in any material respect with respect to such Liens than the Liens in respect of the Indebtedness being refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced or, if different property or assets are substituted, the value of such substituted property or assets does not exceed the value of the assets or property which secured the Indebtedness so refinanced; provided, further, that in the event that the property or assets being secured is not the same property or assets which secured the Indebtedness so refinanced, the Company shall provide an Officers’ Certificate to the Trustee certifying that the Liens securing such refinancing are in compliance with this clause (21);

(22) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(23) Liens securing Indebtedness or other obligations of a Guarantor owing to the Company or another Guarantor permitted to be incurred pursuant to this Indenture; and

(24) other Liens securing Indebtedness in an aggregate principal amount not to exceed $10.0 million at any one time outstanding.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“PPPI” means Professional Power Products, Inc., an Illinois corporation.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.08 in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Purchase Money Obligation” means any Indebtedness secured by a Lien on assets related to the business of the Company or any Restricted Subsidiary and any additions and accessions thereto, which are purchased by the Company at any time after the Securities are issued; provided that:

(1) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a “Purchase Money Security Agreement”) shall be entered into (a) within 180 days after the purchase or substantial completion of the construction of such assets or (b) at any time with respect to refinancings of Purchase Money Obligations, and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, and

(2) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Disqualified Capital Stock.

“Redemption Date” when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date means the April 15 or October 15 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act, as amended from time to time.

“Regulation S Global Securities” means one or more permanent global Securities in registered form representing the aggregate principal amount of Securities sold in reliance on Regulation S under the Securities Act.

“Responsible Officer” when used with respect to the Trustee means any officer or employee assigned to the Corporate Trust Office or any agent of the Trustee appointed hereunder, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company by a Board Resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to and in compliance with Section 10.17.

“Rule 144A” means Rule 144A under the Securities Act, as amended from time to time.

“Rule 144A Global Securities” means one or more permanent global Securities in registered form representing the aggregate principal amount of Securities sold in reliance on Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services LLC, a division of McGraw Hill Companies, Inc. or any successor rating agency.

“Securities” shall have the meaning set forth in the Recitals. The Initial Securities and the Additional Securities shall be treated as a single class for all purposes under this Indenture. “Security” shall mean any of the Securities, in the singular.

“Securities Act” means the Securities Act of 1933, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Senior Indebtedness” means the principal of, premium, if any, and interest (including interest, to the extent allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) on any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be subordinated in right of payment to the Securities.

Notwithstanding the foregoing, “Senior Indebtedness” shall not include:

(1) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company,

(2) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11, United States Bankruptcy Code, is without recourse to the Company,

(3) Indebtedness which is represented by Disqualified Capital Stock,

(4) any liability for foreign, federal, state, local or other taxes owed or owing by the Company to the extent such liability constitutes Indebtedness,

(5) Indebtedness of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate’s Subsidiaries,

(6) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade accounts payable owed or owing by the Company, and amounts owed by the Company for compensation to employees or services rendered to the Company, and

(7) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.09.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

“Subordinated Indebtedness” means unsecured Indebtedness of the Company or a Guarantor subordinated in right of payment to the Securities or a Guarantee, as the case may be.

“Subordinated Indebtedness Terms” has the meaning provided in the definition of Convertible Securities.

“Subsidiary” of a Person means

(1) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof,

(2) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or

(3) any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests.

“Successor Security” of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.08 hereof in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Tax Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulation promulgated thereunder.

“Temporary Cash Investments” means (1) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the full faith and credit of the United States of America, (2) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P, (3) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United

States of America, any state thereof or the District of Columbia with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P and (4) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500 million; provided that the short term debt of such commercial bank has a rating, at the time of Investment, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P.

“Treasury Rate” means, as of the applicable Redemption Date, the yield to maturity as of such Redemption Date of constant maturity United States Treasury securities (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to May 1, 2016; provided, however, that if no published maturity exactly corresponds with such date, then the Treasury Rate shall be interpolated or extrapolated on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities; provided, further, however, that if the period from such redemption date to May 1, 2016, is less than one year, the weekly average yield, from the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available on the date notice has been given, on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture, until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor trustee.

“Trust Indenture Act” means the Trust Indenture Act of 1939, or any successor statute.

“Unrestricted Subsidiary” means any Subsidiary of the Company (other than a Guarantor) designated as such pursuant to and in compliance with the covenant described in Section 10.17.

“Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary

(1) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness) and

(2) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Subsidiary to declare, a default on such Indebtedness of the Company or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; provided that notwithstanding the foregoing any Unrestricted Subsidiary may guarantee the Securities.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power in the aggregate under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all the Capital Stock of which is owned by the Company or another Wholly Owned Restricted Subsidiary (other than directors’ qualifying shares).

Section 1.02 Other Definitions

Term	Defined in Section
“Act”	Section 1.05
“Agent Members”	Section 3.06
“cash”	Section 10.12
“Change of Control Offer”	Section 10.15
“Change of Control Purchase Date”	Section 10.15
“Change of Control Purchase Notice”	Section 10.15
“Change of Control Purchase Price”	Section 10.15
“covenant defeasance”	Section 4.03
“Defaulted Interest”	Section 3.09
“defeasance”	Section 4.02
“Defeasance Redemption Date”	Section 4.04
“Defeased Securities”	Section 4.01
“Designation”	Section 10.17
“Designation Amount”	Section 10.17
“DTC”	Section 1.01
“Excess Proceeds”	Section 10.12
“incur”	Section 10.08
“maximum fixed repurchase price”	Section 1.01
“Net Cash Proceeds Transaction”	Section 10.12
“Offer”	Section 10.12
“Offer Date”	Section 10.12
“Offered Price”	Section 10.12
“Pari Passu Debt Amount”	Section 10.12
“Pari Passu Offer”	Section 10.12
“Permitted Indebtedness”	Section 10.08
“Permitted Payment”	Section 10.09
“Private Placement Legend”	Exhibit A
“Purchase Money Security Agreement”	Section 1.01
“refinancing”	Section 10.08
“Required Filing Date”	Section 10.18
“Restricted Payment Basket”	Section 10.09
“Restricted Payments”	Section 10.09
“Restricted Period”	Section 2.01
“Revocation”	Section 10.17
“Securities”	Recitals

“Security Amount”	Section 10.12
“Security Register”	Section 3.05
“Security Registrar”	Section 3.05
“Special Payment Date”	Section 3.09
“Special Mandatory Offer Event”	Section 11.01(d)
“Special Mandatory Offer Price”	Section 11.01(d)
“Special Mandatory Offer to Purchase”	Section 11.01(d)
“Special Mandatory Purchase Date”	Section 11.01(d)
“Special Mandatory Purchase Notice”	Section 10.14(b)
“Surviving Entity”	Section 8.01
“Surviving Guarantor Entity”	Section 8.01
“transfer”	Section 1.01
“U.S. Government Obligations”	Section 4.04

Section 1.03 Compliance Certificates and Opinions

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and any Guarantor (if applicable) and any other obligor on the Securities (if applicable) shall furnish to the Trustee an Officers’ Certificate in a form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel in a form and substance reasonably acceptable to the Trustee stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or individual or firm signing such opinion has read and understands such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual or such firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual or such firm, such condition or covenant has been complied with.

Section 1.04 Form of Documents Delivered to Trustee

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company, any Guarantor or other obligor on the Securities may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, any Guarantor or other obligor on the Securities stating that the information with respect to such factual matters is in the possession of the Company, any Guarantor or other obligor on the Securities, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company, any Guarantor or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

Any certificate or opinion of an officer of the Company, any Guarantor or other obligor on the Securities may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants in the employ of the Company or any Guarantor unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his certificate or opinion may be based are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent with respect to the Company and any Guarantors.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.05 Acts of Holders

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

(b) The ownership of Securities shall be proved by the Security Register.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company, any Guarantor or any other obligor of the Securities in reliance thereon, whether or not notation of such action is made upon such Security.

(d) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such first solicitation is completed.

If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such record date.

(f) For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

Section 1.06 Notices, etc., to the Trustee, the Company and Any Guarantor

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a) the Trustee by any Holder or by the Company, or any Guarantor or any other obligor on the Securities shall be sufficient for every purpose (except as provided in Section 5.01(c)) hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Department, or at any other address previously furnished in writing to the Holders or the Company, any Guarantor or any other obligor on the Securities by the Trustee; or

(b) the Company or any Guarantor by the Trustee or any Holder shall be sufficient for every purpose (except as provided in Section 5.01(c)) hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company or such Guarantor addressed to it c/o Power Solutions International, Inc., 201 Mittel Drive, Wood Dale, IL, Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company or such Guarantor.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company or Guarantors elect to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company and the Guarantors agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 1.07 Notice to Holders; Waiver

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with Applicable Procedures.

Section 1.08 [Reserved]

Section 1.09 Effect of Headings and Table of Contents

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.10 Successors and Assigns

All covenants and agreements in this Indenture by the Company and any Guarantors shall bind their respective successors and assigns, whether so expressed or not (except as otherwise provided in Section 13.07).

Section 1.11 Separability Clause

In case any provision in this Indenture or in the Securities or Guarantees, if any, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.12 Benefits of Indenture

Nothing in this Indenture or in the Securities or Guarantees, if any, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13 GOVERNING LAW; WAIVER OF JURY TRIAL

THIS INDENTURE, THE SECURITIES AND THE GUARANTEES, IF ANY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, STATE OF NEW YORK, ANY U.S. FEDERAL COURT IN THE SOUTHERN DISTRICT OF NEW YORK, AND ANY COURT LOCATED IN ITS OWN CORPORATE DOMICILE (AND, IN EACH CASE, ALL APPLICABLE COURTS OF APPEAL THEREFROM) FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES AND HEREBY (I) IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS AND (II) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

Section 1.14 Legal Holidays

In any case where any Interest Payment Date, Redemption Date, Maturity or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or Redemption Date, or at the Maturity or Stated Maturity and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be, to the next succeeding Business Day.

Section 1.15 Independence of Covenants

All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 1.16 Schedules and Exhibits

All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 1.17 Counterparts

This Indenture may be executed in any number of counterparts, each of which shall be deemed an original; but all such counterparts shall together constitute but one and the same instrument.

ARTICLE TWO

SECURITY FORMS

Section 2.01 Forms Generally

The Securities, the Guarantees, if any, and the Trustee’s certificate of authentication thereon shall be in substantially the forms set forth in this Article Two, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, any organizational document or governing instrument or applicable law or as may, consistently herewith, be determined by the officers executing such Securities and Guarantees, as evidenced by their execution of the Securities and Guarantees. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Rule 144A Global Securities, substantially in the form set forth in Exhibit A, deposited upon issuance with the Trustee, as custodian for the Depositary, registered in the name of the Depositary, or its nominee, in each case for credit to an account of a direct or indirect participant of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Securities offered and sold in reliance on Regulation S, if any, shall be issued in the form of one or more Regulation S Global Securities, substantially in the form set forth in Exhibit A, deposited upon issuance with the Trustee, as custodian for the Depositary, registered in the name of the Depositary, or its nominee in each case for credit by the Depositary to an account of a direct or indirect participant of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided; provided, however, that upon such deposit through and including the 40th day after the later of the commencement of the Offering and the original issue date of the Securities (such period through and including such 40th day, the “Restricted Period”), all such Securities shall be credited to or through accounts maintained at the Depositary by or on behalf of Euroclear or Clearstream unless exchanged for interests in the Rule 144A Global Securities in accordance with the transfer and certification requirements described below. The aggregate principal amount of the Regulation S Global Securities, if any, may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Section 2.02 Form of Security

The form of the face, and reverse, of any Securities authenticated and delivered hereunder shall be substantially as set forth in Exhibit A, which is incorporated in, and expressly made a part of, this Indenture. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture.

ARTICLE THREE

THE SECURITIES

Section 3.01 Title and Terms

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture on the first issuance is limited to $55,000,000 in principal amount of Securities, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.03, 3.04, 3.05, 3.06, 3.07, 3.08, 9.06, 10.12, 10.14, 10.15 or 11.08. Additional Securities may be issued under the Indenture in compliance with Sections 3.03 and 10.08.

The Securities shall be known and designated as the “5.50% Senior Notes due 2018” of the Company. The Stated Maturity of the principal of the Securities shall be May 1, 2018, and the Securities shall each bear interest at the rate of 5.50% per annum, as such interest rate may be adjusted as set forth in the Securities, from April 29, 2015 or from the most recent Interest Payment Date to which interest has been paid, payable semiannually on May 1 and November 1 in each year, commencing November 1, 2015, until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

The principal of, premium, if any, and interest on, the Securities shall be payable and the Securities shall be exchangeable and transferable at an office or agency of the Company maintained for such purposes (which initially will be a corporate trust office of the Trustee located at 101 Barclay Street, 7E, New York, New York 10286); provided, however, that payment of interest may be made at the option of the Company by check mailed to addresses of the Persons entitled thereto as shown on the Security Register.

Notwithstanding anything to the contrary in this Section 3.01, payment of principal of and any premium and interest on any Security in permanent global form shall be made by wire transfer to the Depository therefor or pursuant to such other procedures as shall be prescribed by such Depository, and the Company, the Trustee and any agent of the Company and the Trustee shall treat, for all purposes whatsoever, such Depository or its nominee as the Holder of such Security.

For all purposes hereunder, the Initial Securities and any Additional Securities issued pursuant to this Indenture will be treated as one class and are together referred to as the “Securities.”

The Securities shall be subject to repurchase by the Company pursuant to an Offer as provided in Section 10.12 or pursuant to a Special Mandatory Offer to Purchase as provided in Section 10.14.

Holders shall have the right to require the Company to purchase their Securities, in whole or in part, in the event of a Change of Control pursuant to Section 10.15.

The Securities shall be redeemable as provided in Article Eleven and in the Securities.

The Securities shall be Senior Indebtedness of the Company ranking equal to all other existing and future Senior Indebtedness of the Company and senior to all Subordinated Indebtedness of the Company.

At the election of the Company, the entire Indebtedness on the Securities or certain of the Company’s obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four.

Section 3.02 Denominations

The Securities shall be issuable only in fully registered form without coupons and only in principal amount denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Section 3.03 Execution, Authentication, Delivery and Dating

The Securities shall be executed on behalf of the Company by one of its Chairman of the Board, its President, its Chief Executive Officer, its Chief Financial Officer or one of its Vice Presidents.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee (with Guarantees, if any, endorsed thereon) for authentication, together with a Company Order for the authentication and delivery of such Securities which order shall set forth the number of separate Securities certificates, the principal amount of each of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated, the Holder of each of the Securities and delivery instructions; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

Each Security shall be dated the date of its authentication.

In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and, subject to Section 6.01, shall be fully protected in relying upon:

(a) an Officers’ Certificate delivered in accordance with Section 1.03; and

(b) an Opinion of Counsel which shall state:

(i) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and

(ii) that all conditions precedent in respect of the execution and delivery by the Company of such Securities have been complied with.

No Security or Guarantee, if any, endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

In case the Company, or any Guarantor, pursuant to Article Eight, shall, in a single transaction or through a series of related transactions, be consolidated or merged with or into any other Person or shall sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation or surviving such merger, or into which the Company, or such Guarantor shall have been merged, or the successor Person which shall have participated in the sale, assignment, conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 3.03 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Security Registrar or Paying Agent to deal with the Company and its Affiliates.

If an officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates such Security such Security shall be valid nevertheless.

Section 3.04 Temporary Securities

Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 3.05 Registration; Registration of Transfer and Exchange

The Company shall cause the Trustee to keep, so long as it is the Security Registrar, at the Corporate Trust Office of the Trustee, or such other office as the Trustee may designate, a register (the register maintained in such office or in any other office or agency designated pursuant to Section 10.02 being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as the Security Registrar may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee shall initially be the “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided. The Company may change the Security Registrar or appoint one or more co-Security Registrars without notice.

Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 10.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount.

Furthermore, any Holder of the Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in a Security shall be required to be reflected in a book entry.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer, or for exchange, repurchase or redemption, shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer, exchange or redemption of Securities, except for any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to Sections 3.03, 3.04, 3.05, 3.08, 9.06, 10.12, 10.14, 10.15 or 11.08 not involving any transfer.

The Company shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section 11.04 and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

Every Security shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of each Security pursuant to Section 2.02 and set forth in Exhibit A, and the Holder of each Security, by such Holder’s acceptance thereof (or interest therein), agrees to be bound by such restrictions on transfer.

The restrictions imposed by this Section 3.05 upon the transferability of any particular Security shall cease and terminate if and when such Security has been sold pursuant to an effective registration statement under the Securities Act. Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Security for exchange to the Security Registrar in accordance with the provision of this Section 3.05, be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the Private Placement Legend, that the restrictions contained herein and in the Private Placement Legend are no longer required to maintain compliance with the Securities Act. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act no later than two Business Days after such effective date.

Except as provided in the preceding paragraph, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security, whether pursuant to this Section 3.05, Section 3.04, 3.08, 9.06 or 11.08 or otherwise, shall also be a Global Security and bear the legend specified in Exhibit A.

Section 3.06 Book-Entry Provisions for Global Securities

(a) Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (ii) be deposited with, or on behalf of, the Depositary or with the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Exhibit A.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

(b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act, and in either case the Company fails to appoint a successor Depositary within 90 days, (ii) the Company, at its option, executes and delivers to the Trustee a Company Order stating that it elects to cause the issuance of the Securities in certificated form and that all Global Securities shall be exchanged in whole for Securities that are not Global Securities (in which case such exchange shall be effected by the Trustee) or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to such Global Security.

(c) If any Global Security is to be exchanged for other Securities or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation as provided in this Article Three. If any Global Security is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either

(i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article Three or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to this Section 3.06(c) and as otherwise provided in this Article Three, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article Three if such order, direction or request is given or made in accordance with the Applicable Procedures.

(d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article Three or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(e) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members.

Section 3.07 Special Transfer and Exchange Provisions

(a) Certain Transfers and Exchanges. Transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 3.07 shall be made only in accordance with this Section 3.07.

(i) Rule 144A Global Security to Regulation S Global Security. If the owner of a beneficial interest in the Rule 144A Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected only in accordance with the provisions of this paragraph and paragraph (iv) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Security in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Rule 144A Global Security in an equal principal amount be debited from another specified

Agent Member’s account and (b) a Regulation S Certificate in the form of Exhibit B hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Rule 144A Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar but subject to paragraph (iv) below, shall reduce the principal amount of the Rule 144A Global Security and increase the principal amount of the Regulation S Global Security by such specified principal amount as provided in Section 3.06(c).

(ii) Regulation S Global Security to Rule 144A Global Security. If the owner of a beneficial interest in the Regulation S Global Security, if any, wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Rule 144A Global Security, such transfer may be effected only in accordance with this paragraph (ii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Rule 144A Global Security in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Regulation S Global Security in an equal principal amount be debited from another specified Agent Member’s account and (b) if such transfer is to occur during the Restricted Period, a Restricted Securities Certificate in the form of Exhibit C hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Rule 144A Global Security by such specified principal amount as provided in Section 3.06(c).

(iii) Exchanges Between Global Security and Non-Global Security. A beneficial interest in a Global Security may be exchanged for a Security that is not a Global Security as provided in Section 3.07(b), provided that, if such interest is a beneficial interest in the Rule 144A Global Security, or if such interest is a beneficial interest in the Regulation S Global Security and such exchange is to occur during the Restricted Period, then such interest shall bear the Private Placement Legend (subject in each case to Section 3.07(b)).

(iv) Regulation S Global Security to Be Held Through Euroclear or Clearstream During Restricted Period. The Company shall use its best efforts to cause the Depositary to ensure that, until the expiration of the Restricted Period, beneficial interests in the Regulation S Global Security, if any, may be held only in or through accounts maintained at the Depositary by Euroclear or Clearstream (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided that this paragraph (iv) shall not prohibit any transfer or exchange of such an interest in accordance with paragraph (ii) above. Notwithstanding anything otherwise stated herein, during the Restricted Period, holders of beneficial interests in the Regulation S Global Security may not transfer such interest to a person that takes delivery thereof in the form of an interest in the Rule 144A Global Security; upon the expiration of the Restricted Period, such interest in the Regulation S Global

Security may be transferred to a person who takes delivery in the form of an interest in the Rule 144A Global Security, provided that (for persons other than distributors (as defined in Regulation S)) such person delivers a certificate in the Form of Exhibit D hereto to the Trustee.

(b) Private Placement Legends. Rule 144A Securities and their Successor Securities and Regulation S Securities and their Successor Securities shall bear a Private Placement Legend, subject to the following:

(i) subject to the following clauses of this Section 3.07(b), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Private Placement Legend borne by such Global Security while represented thereby;

(ii) subject to the following clauses of this Section 3.07(b), a new Security which is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear the Private Placement Legend borne by such other Security;

(iii) all other Securities sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Securities, shall not bear a Private Placement Legend;

(iv) at any time after the Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Security which does not bear a Private Placement Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Securities Certificate substantially in the form of Exhibit D hereto, satisfactory to the Trustee and duly executed by the Holder of such legended Security or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Security in exchange for or in lieu of such other Security as provided in this Article Three;

(v) a new Security which does not bear a Private Placement Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if, in the Company’s judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Security as provided in this Article Three; and

(vi) notwithstanding the foregoing provisions of this Section 3.07(b), a Successor Security of a Security that does not bear a particular form of Private Placement Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Security is a “restricted security” within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Security bearing a Private Placement Legend in exchange for such Successor Security as provided in this Article Three.

By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.06 or this Section 3.07. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

Section 3.08 Mutilated, Destroyed, Lost and Stolen Securities

If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, any Guarantor and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company, any Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon a Company Request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding and each Guarantor, if any, shall execute a replacement Guarantee, if any.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Security, pay such Security.

Upon the issuance of any replacement Securities under this Section 3.08, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every replacement Security and Guarantee, if any, issued pursuant to this Section 3.08 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and any Guarantor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 3.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.09 Payment of Interest; Interest Rights Preserved

Interest on any Security which is payable, and is punctually paid or duly provided for, on the Stated Maturity of such interest shall be paid to the Person in whose name the Security (or any Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on the Stated Maturity of such interest, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”), shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or any relevant Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the “Special Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the Special Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be delivered electronically or mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Payment Date therefor having been so transmitted, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by this Indenture not inconsistent with the requirements of such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 3.09, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.10 CUSIP Numbers

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and the Company, or the Trustee on behalf of the Company, shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities; and provided, further, however, that failure to use CUSIP numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.

The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

Section 3.11 Persons Deemed Owners

Prior to and at the time of due presentment of a Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.09) interest on, such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, any Guarantor, the Trustee nor any agent of the Company, any Guarantor or the Trustee shall be affected by notice to the contrary.

Section 3.12 Cancellation

All Securities surrendered for payment, purchase, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company and any Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or any such Guarantor may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.12, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be cancelled and certification of their cancellation delivered to the Company upon written request of the Company, unless by a Company Order received by the Trustee prior to such cancellation, the Company shall direct that the canceled Securities be returned to it. The Trustee shall provide the Company a list of all Securities that have been canceled from time to time as requested by the Company.

Section 3.13 Computation of Interest

Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

ARTICLE FOUR

DEFEASANCE AND COVENANT DEFEASANCE

Section 4.01 Option to Effect Defeasance or Covenant Defeasance

The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 4.02 or Section 4.03 applied to all of the Outstanding Securities (the “Defeased Securities”), upon compliance with the conditions set forth below in this Article Four.

Section 4.02 Defeasance and Discharge

Upon the Company’s exercise under Section 4.01 of the option applicable to this Section 4.02, the Company, each Guarantor and any other obligor upon the Securities, if any, shall be deemed to have been discharged from its obligations with respect to the Defeased Securities on the date the conditions set forth in Section 4.04 below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company, each Guarantor, if any, and any other obligor under this Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the Defeased Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 4.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company and upon Company Request, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Securities to receive, solely from the trust fund described in Section 4.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on, such Securities, when such payments are due, (b) the Company’s obligations with respect to such Defeased Securities under Sections 3.04, 3.05, 3.08, 10.02 and 10.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee’s rights under Section 6.07, and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section 4.02 notwithstanding the prior exercise of its option under Section 4.03 with respect to the Securities.

Section 4.03 Covenant Defeasance

Upon the Company’s exercise under Section 4.01 of the option applicable to this Section 4.03, the Company and each Guarantor, if any, shall be released from its obligations under any covenant or provision contained or referred to in Sections 10.05 through 10.18, inclusive, and the provisions of clauses (3), (4) and (5) of Section 8.01(a), with respect to the Defeased Securities, on and after the date the conditions set forth in Section 4.04 below are satisfied (hereinafter, “covenant defeasance”), and the Defeased Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company and each Guarantor, if any, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c) or (g) but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.

Section 4.04 Conditions to Defeasance or Covenant Defeasance

The following shall be the conditions to application of either Section 4.02 or Section 4.03 to the Defeased Securities:

(1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds, in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) cash in United States dollars in an amount, (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms and with no further reinvestment will provide, not later than one day before the due date of payment, money in an amount, or (c) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of, premium, if any, and interest on, the Defeased Securities, on the Stated Maturity of such principal or interest or on the applicable redemption date, as the case may be (such date being referred to as the “Defeasance Redemption Date”), if at or prior to electing to exercise either its option applicable to Section 4.02 or its option applicable to Section 4.03, the Company has delivered to the Trustee an irrevocable notice to redeem the Defeased Securities on the Defeasance Redemption Date). For this purpose, “U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt;

(2) In the case of an election under Section 4.02, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States stating that (A) the Internal Revenue Service has issued a ruling to the Company or has issued a revenue ruling or other published administrative position or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon, such Opinion of Independent Counsel in the United States shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(3) In the case of an election under Section 4.03, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Sections 5.01(h) or (i) is concerned, at any time during the period ending on the 91st day after the date of deposit;

(5) [Reserved];

(6) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which it is bound;

(7) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

(8) The Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(9) The Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Securities or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others;

(10) No event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Securities on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

(11) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent (other than conditions which cannot be satisfied for 91 days) provided for relating to either the defeasance under Section 4.02 or the covenant defeasance under Section 4.03, as the case may be, have been complied with.

Opinions of Counsel or Opinions of Independent Counsel required to be delivered under this Section 4.04 shall be in form and substance reasonably satisfactory to the Trustee and may have qualifications customary for opinions of the type required and counsel delivering such opinions may rely on certificates of the Company or government or other officials customary for opinions of the type required, which certificates shall be limited as to matters of fact, including that various financial covenants have been complied with.

Section 4.05 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions

Subject to the provisions of the last paragraph of Section 10.03, all United States dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.04 in respect of the Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (excluding the Company or any of its Affiliates acting as Paying Agent), as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law. Money so held in trust shall not be subject to the provisions of Article Thirteen.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is imposed, assessed or for the account of the Holders of the Defeased Securities.

Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any United States dollars or U.S. Government Obligations held by it as provided in Section 4.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect defeasance or covenant defeasance.

Section 4.06 Reinstatement

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Sections 4.02 or 4.03, as the case may be,

by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities and any Guarantor’s obligations under any Guarantee shall be revived and reinstated, with present and prospective effect, as though no deposit had occurred pursuant to Sections 4.02 or 4.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such United States dollars or U.S. Government Obligations in accordance with Sections 4.02 or 4.03, as the case may be; provided, however, that if the Company makes any payment to the Trustee or Paying Agent of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders of the Securities and the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the United States dollars and U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE FIVE

REMEDIES

Section 5.01 Events of Default

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) there shall be a default in the payment of any interest on any Security when it becomes due and payable, and such default shall continue for a period of 30 days;

(b) there shall be a default in the payment of the principal of (or premium, if any, on) any Security at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);

(c) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under this Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clauses (a) or (b) above) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (1) to the Company by the Trustee or (2) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Outstanding Securities;

(d) one or more defaults shall have occurred under any of the agreements, indentures or instruments under which the Company, any Guarantor or any Restricted Subsidiary then has outstanding Indebtedness in excess of $10.0 million, individually or in the aggregate, and either (i) such default results from the failure to pay such Indebtedness at its stated final Maturity or (ii) such default or defaults have resulted in the acceleration of the Maturity of such Indebtedness;

(e) any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee;

(f) one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $10.0 million, either individually or in the aggregate (to the extent not covered by insurance as to which the insurer has been notified of the potential claim and does not dispute or decline such coverage), shall be rendered against the Company, any Guarantor or any Restricted Subsidiary or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect and the Company is not making payments or complying with its obligations entered into in connection with such judgment, order or decree;

(g) [reserved];

(h) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of the properties of the Company and the Significant Subsidiaries taken as a whole, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

(i) (A) the Company or any Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (B) the Company or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (C) the Company or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (D) the Company or any Significant Subsidiary (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Subsidiary or of any substantial part of the properties of the Company and the Significant Subsidiaries taken as a whole, (2) makes an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due or (E) the Company or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this clause (i).

Section 5.02 Acceleration of Maturity; Rescission and Annulment

If an Event of Default (other than an Event of Default specified in Sections 5.01(h) and (i) herein with respect to the Company or a Guarantor) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (h) or (i) of Section 5.01 with respect to the Company or a Guarantor occurs and is continuing, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Securities by appropriate judicial proceedings.

After a declaration of acceleration with respect to the Securities, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article Five provided, the Holders of a majority in aggregate principal amount of Securities Outstanding by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all Outstanding Securities, (3) the principal of, and premium, if any, on any Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities;

(b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 5.03 Collection of Indebtedness and Suits for Enforcement by Trustee

The Company and each Guarantor, if any, covenant that if

(a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(b) default is made in the payment of the principal of or premium, if any, on any Security at the Stated Maturity thereof or otherwise,

the Company and such Guarantor, if any, will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company or any Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company any Guarantor or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture or any Guarantee by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, including seeking recourse against any Guarantor pursuant to the terms of any Guarantee, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, including, without limitation, seeking recourse against any Guarantor pursuant to the terms of a Guarantee, or to enforce any other proper remedy, subject however to Section 5.12. No recovery of any such judgment upon any property of the Company or any Guarantor shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

Section 5.04 Trustee May File Proofs of Claim

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, including any Guarantor, upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal, and premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.05 Trustee May Enforce Claims without Possession of Securities

All rights of action and claims under this Indenture, the Securities or the Guarantees, if any, may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.06 Application of Money Collected

Any money collected by the Trustee pursuant to this Article Five or otherwise on behalf of the Holders or the Trustee pursuant to this Article Five or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article Five shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest; and

THIRD: The balance to the Company, or as a court of competent jurisdiction may direct in a final non-appealable order, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

Section 5.07 Limitation on Suits

No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;

(c) such Holder or Holders have offered to the Trustee security and indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 15 days after its receipt of such notice, request and offer (and if requested, provision) of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Security or any Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, any Security or any Guarantee, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

Section 5.08 Unconditional Right of Holders to Receive Principal, Premium and Interest

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right based on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 3.09) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date or the repurchase date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09 Restoration of Rights and Remedies

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any Guarantor, any other obligor on the Securities, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12 Control by Holders

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

(a) such direction shall not be in conflict with any rule of law or with this Indenture (including, without limitation, Section 5.07) or any Guarantee, expose the Trustee to personal liability or expense, or be unduly prejudicial to Holders not joining therein; and

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13 Waiver of Past Defaults

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all Outstanding Securities waive any past Default hereunder and its consequences, except a Default

(a) in the payment of the principal of, premium, if any, or interest on any Security (which may only be waived with the consent of each Holder of Securities affected); or

(b) in respect of a covenant or a provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each Security Outstanding affected by such modification or amendment.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.14 Undertaking for Costs

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on, any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

Section 5.15 Waiver of Stay, Extension or Usury Laws

Each of the Company and the Guarantors, if any, covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Securities contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors, if any (to the extent that it may lawfully do so), hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.16 Remedies Subject to Applicable Law

All rights, remedies and powers provided by this Article Five may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.

ARTICLE SIX

THE TRUSTEE

Section 6.01 Duties of Trustee

(a) if a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

(b) except during the continuance of a Default or an Event of Default:

(1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee; and

(2) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein);

(c) the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this Subsection (c) does not limit the effect of Subsection (b) of this Section 6.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith, in accordance with a direction of the Holders of a majority in principal amount of Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power confirmed upon the Trustee under this Indenture;

(d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(e) whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Subsections (a), (b), (c) and (d) of this Section 6.01; and

(f) the Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 6.02 Notice of Defaults, Etc.

Within 30 days after a Responsible Officer of the Trustee receives written notice of the occurrence of any Default, the Trustee shall transmit to all Holders, notice of such Default hereunder, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

Within 10 days after the first to occur of (i) delivery of an Officer’s Certificate to the Trustee pursuant to clause (I) of Section 11.01(d), (ii) delivery of a notice by the Company pursuant to clause (II) of Section 11.01(d) and (iii) March 15, 2017, in the case that no such Officer’s Certificate or notice described in the foregoing clauses (i) and (ii) have been delivered to the Trustee on or prior to March 15, 2017, transmit by mail to all Holders, as their names and addresses appear in the Security Register, in the case of the foregoing clauses (i) and (ii), copies of such Officer’s Certificate or notice by the Company, and, in the case of clause (iii) notice that the Company has not delivered such Officer’s Certificate or notice pursuant to Section 11.01(d) hereof.

Section 6.03 Certain Rights of Trustee

Subject to the provisions of Section 6.01 hereof:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon receipt by it of any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby in compliance with such request or direction;

(e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence or willful misconduct of the Trustee;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding; provided, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed to act hereunder;

(i) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any individual authorized to sign an Officers’ Certificate, including any individual specified as so authorized in any such certificate previously delivered and not superseded;

(j) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss or profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k) the Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture;

(l) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotages; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authorities and governmental action;

(m) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties;

(n) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(o) the Trustee shall not be deemed to have notice of any Default or Event of Default (other than a payment default) unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

(p) In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”), if a foreign financial institution, issuer, collateral agent, paying agent, holder or other institution is or has agreed to be subject to this Agreement, the Company and the Guarantors agree (i) to provide to The Bank of New York Mellon sufficient information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so The Bank of New York Mellon can determine whether it has tax related obligations under Applicable Law, (ii) that The Bank of New York Mellon shall be entitled to make any withholding or deduction from payments under the Agreement, to the extent necessary to comply with Applicable Law, for which The Bank of New York Mellon shall not have any liability, and (iii) to hold harmless The Bank of New York Mellon for any losses it may suffer due to the actions it takes to comply with such Applicable Law. The terms of this section shall survive the termination of this Agreement.

Section 6.04 Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company and the Guarantors, if any, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 6.05 Trustee and Agents May Hold Securities; Collections; etc

The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

Section 6.06 Money Held in Trust

All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law.

Section 6.07 Compensation and Indemnification of Trustee and Its Prior Claim

The Company and the Guarantors, jointly and severally, covenant and agree to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company and the Guarantors, jointly and severally, covenant and agree to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may be determined to have been caused by its own negligence or willful misconduct. The Company and the Guarantors, jointly and severally, also covenant and agree to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any claim, loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee’s compensation hereunder) or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 6.07 and also including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise of performance of any of its powers hereunder. The obligations of the Company and the Guarantors, jointly and severally, under this Section 6.07 to compensate and indemnify the

Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for reasonable expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee.

The Trustee shall have a lien prior to the Securities as to the property and funds held by it hereunder for any amount owing to it or any predecessor Trustee pursuant to this Section 6.07, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section 6.07 shall survive the termination of this Indenture.

Section 6.08 Conflicting Interests

The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of the Securities and may otherwise deal with the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent; provided, however, that, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, or resign.

Section 6.09 Trustee Eligibility

There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under Trust Indenture Act Section 310(a) and which shall have a combined capital and surplus of at least $50,000,000. If the Trustee does not have a Corporate Trust Office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

Section 6.10 Resignation and Removal; Appointment of Successor Trustee

(a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor trustee under Section 6.11.

(b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Company no later than 30 Business Days prior to the proposed date of resignation. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint and prescribe a successor trustee.

(c) The Trustee may be removed with 31 Business Days’ notice for any cause or for no cause by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with the provisions of Section 6.08 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months,

(2) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor trustee and shall comply with the applicable requirements of Section 6.11. If, within 60 days after such resignation, removal or incapability, or the occurrence of such vacancy, the Company has not appointed a successor Trustee, a successor trustee shall be appointed by the Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee. Such successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee and supersede the successor trustee appointed by the Company. If no successor trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Trustee or the Holder of any Security who has been a bona fide Holder for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by delivering electronically or mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.

Section 6.11 Acceptance of Appointment by Successor

Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor trustee, upon payment of its charges pursuant to Section 6.07 then unpaid, such retiring Trustee shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

No successor trustee with respect to the Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of Trust Indenture Act Section 310(a) and this Article Six and shall have a combined capital and surplus of at least $50,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 6.09.

Upon acceptance of appointment by any successor trustee as provided in this Section 6.11, the Company shall give notice thereof to the Holders of the Securities, by delivering electronically or mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the appointment, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

Section 6.12 Merger, Conversion, Consolidation or Succession to Business

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture) shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under Trust Indenture Act Section 310(a) and this Article Six and shall have a combined capital and surplus of at least $50,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 6.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 6.13 Preferential Collection of Claims Against Company

If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND THE COMPANY

Section 7.01 Company to Furnish Trustee Names and Addresses of Holders

The Company will furnish or cause to be furnished to the Trustee

(a) semi-annually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a).

Section 7.02 Disclosure of Names and Addresses of Holders

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities, and the Trustee shall comply with Trust Indenture Act Section 312(b). The Company, the Trustee, the Security Registrar and any other Person shall have the protection of Trust Indenture Act Section 312(c). Further, every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312.

Section 7.03 Reports by Company and Guarantors

The Company and each Guarantor, if any, as the case may be, shall:

(a) file with the Trustee, within 15 days after the Company or any Guarantor, as the case may be, is required to file the same with the Commission (giving effect to any grace period provided under Rule 12b-25 under the Exchange Act), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company or any Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company or any Guarantor, as the case may be, is not required to file information, documents or reports pursuant to either of said Sections, then it shall deliver to the Trustee:

(1) within 90 days after the end of each fiscal year, annual consolidated reports of the Company and its Subsidiaries containing substantially all of the information that would have been required to be contained (pursuant to applicable rules and regulations in effect on the Issue Date) in an Annual Report on Form 10-K under the Exchange Act if the Company or such Guarantor had been a reporting company under the Exchange Act;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly consolidated reports of the Company and its Subsidiaries containing substantially all of the information that would have been required to be contained (pursuant to applicable rules and regulations in effect on the Issue Date) in a Quarterly Report on Form 10-Q under the Exchange Act if the Company or such Guarantor had been a reporting company under the Exchange Act; and

(3) within 5 Business Days after the occurrence of each event that would have been required to be reported (pursuant to the applicable rules and regulations in effect on the Issue Date) in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act, current reports containing substantially all of the information that would have been required to be contained (pursuant to applicable rules and regulations in effect on the Issue Date) in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act; provided, however, that no such current report will be required to be furnished if the Company determines in its good faith judgment that such event is not material to holders or the business, assets, operations, financial positions or prospects of the Company and its Restricted Subsidiaries, taken as a whole;

(b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company or any Guarantor, as the case may be, with the conditions and covenants of this Indenture as are required from time to time by such rules and regulations; and

(c) within 15 days after the filing thereof with the Trustee, transmit to all Holders in the manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports required to be filed by the Company or any Guarantor, as the case may be, pursuant to Section 10.18 hereunder and subsections (a) and (b) of this Section 7.03 as are required by rules and regulations prescribed from time to time by the Commission.

Any such document or report that the Company files with the SEC via the Commission’s EDGAR system shall be deemed to be filed with the Trustee and mailed to all Holders for purposes of this Section 7.03 at the time such documents are filed via the EDGAR system. Delivery of any such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on an Officers’ Certificate). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of this Indenture or to ascertain the correctness of the information or statements contained therein. The Trustee is entitled to assume such compliance and correctness unless a Responsible Officer of the Trustee is informed otherwise.

ARTICLE EIGHT

CONSOLIDATION, MERGER, SALE OF ASSETS

Section 8.01 Company and Guarantors, if Any, May Consolidate, etc., Only on Certain Terms

(a) The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons, unless at the time and after giving effect thereto:

(1) either (a) the Company will be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Entity”) will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture and the Securities and this Indenture will remain in full force and effect as so supplemented (and any Guarantees will be confirmed as applying to such Surviving Entity’s obligations);

(2) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(3) immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor hereunder) could incur $1.00 of additional Indebtedness under clause (a) of Section 10.08 herein;

(4) at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Securities; and

(5) at the time of the transaction, the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b) Subject to Section 13.07, each Guarantor, if any, will not, and the Company will not permit any Guarantor to, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person (other than the Company or any Guarantor) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (other than the Company or any Guarantor) or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or any Guarantor), unless at the time and after giving effect thereto:

(1) either (a) the Guarantor will be the continuing entity in the case of a consolidation or merger involving the Guarantor or (b) the Person (if other than the Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Guarantor Entity”) will be duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the Securities and this Indenture and such Guarantee and Indenture will remain in full force and effect;

(2) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and

(3) at the time of the transaction, such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

(c) Notwithstanding the foregoing, the provisions of Section 8.01(b) shall not apply to any Guarantor whose Guarantee of the Securities is unconditionally released and discharged in accordance with Section 13.07.

(d) Notwithstanding the foregoing, (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or another Restricted Subsidiary and (ii) the Company may merge with any Restricted Subsidiary or other Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of the Company in another state of the United States, provided that, in the case of clauses (i) and (ii), the successor Person (in the case of a consolidation, merger or transfer involving the Company or a Guarantor) assumes all the obligations of the Company or Guarantor, as applicable, under this Indenture and the Securities or its Guarantee, as the case may be, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee.

In the event of any transaction (other than a lease) described in and complying with the conditions listed in Sections 8.01(a) and 8.01(b) in which the Company or any Guarantor, as the case may be, is not the continuing corporation, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company or any Guarantor, as the case may be, shall be discharged from all obligations and covenants under this Indenture and the Securities or its Guarantee, as the case may be.

Section 8.02 Successor Substituted

Subject to Section 13.07, upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company or any Guarantor, if any, in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged, or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture, the Securities and/or the related Guarantee, as the case may be, with the same effect as if such successor had been named as the Company or such Guarantor, as the case may be, herein, in the Securities and/or in the Guarantee, as the case may be, and the Company or such Guarantor, as the case may be, shall be discharged from all obligations and covenants under this Indenture and the Securities or its Guarantee, as the case may be; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Securities or its Guarantee, if any, as the case may be.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 9.01 Supplemental Indentures and Agreements Without Consent of Holders

Without the consent of any Holders, the Company, the Guarantors, if any, and any other obligor under the Securities when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or agreements or other instruments with respect to this Indenture, the Securities or any Guarantee, in form and substance satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company, any Guarantor or any other obligor upon the Securities, and the assumption by any such successor of the covenants of the Company or such Guarantor or obligor herein and in the Securities and in any Guarantee in accordance with Article Eight;

(b) to add to the covenants of the Company, any Guarantor or any other obligor upon the Securities for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Securities, as applicable, herein, in the Securities or in any Guarantee;

(c) to cure any ambiguity, or to correct or supplement any provision herein or in any supplemental indenture, in the Securities or in any Guarantee which may be defective or inconsistent with any other provision herein, in the Securities or in any Guarantee or make any other provisions with respect to matters or questions arising under this Indenture, the Securities or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the Holders;

(d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(e) to add a Guarantor or co-obligor pursuant to the requirements of Section 10.13 hereof or otherwise;

(f) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder;

(g) to make any change that would provide any additional rights or benefits to the Holders and that does not adversely affect the legal rights under this Indenture of any such Holder;

(h) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities as permitted by this Indenture, including to facilitate the issuance and administration of the Securities; provided, however, that (i) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not adversely affect the rights of Holders to transfer Securities; or

(i) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Company’s and any Guarantor’s Indenture Obligations, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise.

Section 9.02 Supplemental Indentures and Agreements with Consent of Holders

Except as permitted by Section 9.01, with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities), by Act of said Holders delivered to the Company, each Guarantor, if any, and the Trustee, the Company and each Guarantor (if a party thereto) when authorized by Board Resolutions, and the Trustee may (i) enter into an indenture or indentures supplemental hereto or agreements or other instruments with respect to any Guarantee in form and substance satisfactory to the Trustee, for the purpose of adding any provisions to or amending, modifying or changing in any manner or eliminating any of the provisions of this Indenture, the Securities or any Guarantee (including but not limited to, for the purpose of modifying in any manner the rights of the Holders under this Indenture, the Securities or any Guarantee) or (ii) waive compliance with any provision in this Indenture, the Securities or any Guarantee (other than waivers of past Defaults covered by Section 5.13 and waivers of covenants which are covered by Section 10.20); provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a) change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any Redemption Date of, or waive a default (except with respect to a rescission of acceleration of the maturity of the Securities in accordance with Section 5.02) in the payment of the principal of, premium, if any, or interest on, any such Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(b) after the obligation to purchase Securities arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

(c) reduce the percentage in principal amount of such Outstanding Securities, the consent of whose holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture;

(d) modify any of the provisions of this Section 9.02 or Section 5.13 or Section 10.20, except to increase the percentage of such Outstanding Securities required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each such Security affected thereby;

(e) except as otherwise permitted under Article Eight, consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations hereunder; or

(f) amend or modify any of the provisions of this Indenture relating to the ranking of the Securities or any Guarantee in any manner adverse to the Holders of the Securities or any Guarantee.

Upon the written request of the Company and each Guarantor, if any, accompanied by a copy of Board Resolutions authorizing the execution of any such supplemental indenture or Guarantee, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company and each Guarantor in the execution of such supplemental indenture or Guarantee.

It shall not be necessary for any Act of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture or Guarantee or agreement or instrument relating to any Guarantee, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03 Execution of Supplemental Indentures and Agreements

In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 6.02 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture, agreement or instrument (a) is authorized or permitted by this Indenture and (b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company, any Guarantor or any other Restricted Subsidiary. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee’s own rights, duties or immunities under this Indenture, any Guarantee or otherwise.

Section 9.04 Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05 [Reserved]

Section 9.06 Reference in Securities to Supplemental Indentures

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and each Guarantor and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

Section 9.07 Notice of Supplemental Indentures

Promptly after the execution by the Company, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.02, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 1.06, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.08 Revocation and Effects of Consents

Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same Indebtedness as the consenting Holder’s Security, even if a notation of the consent is not made on any Security. However, any such Holder, or subsequent Holder, may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver shall become effective in accordance with its terms and thereafter bind every Holder.

ARTICLE TEN

COVENANTS

Section 10.01 Payment of Principal, Premium and Interest

The Company shall duly and punctually pay the principal of, premium, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture.

Section 10.02 Maintenance of Office or Agency

The Company shall maintain an office or agency where Securities may be presented or surrendered for payment. The Company also will maintain an office or agency where Securities may be surrendered for registration of transfer, redemption or exchange, which initially will be a corporate trust office of the Trustee located at 101 Barclay Street, 7E, New York, New York 10286.

Notices and demands to or upon the Company in respect of the Securities and this Indenture may be served at the office of the Trustee, at its Corporate Trust Office, which will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes.

The Company will give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

The Trustee shall initially act as Paying Agent for the Securities.

Section 10.03 Money for Security Payments to Be Held in Trust

If the Company or any of its Affiliates shall at any time act as Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

If the Company or any of its Affiliates is not acting as Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will:

(a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any Default by the Company or any Guarantor (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest on the Securities;

(c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall promptly be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 10.04 Corporate Existence

Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and franchises (charter and statutory) of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise or the corporate existence of any such Restricted Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Company and its Restricted Subsidiaries as a whole and that the loss thereof would not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Restricted Subsidiary or any of its assets in compliance with the terms of this Indenture.

Section 10.05 Payment of Taxes and Other Claims

The Company shall pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries shown to be due on any return of the Company or any of its Restricted Subsidiaries or otherwise assessed or upon the income, profits or property of the Company or any of its Restricted Subsidiaries if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform its obligations hereunder; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained.

Section 10.06 Maintenance of Properties

The Company shall cause all material properties owned by the Company and its Restricted Subsidiaries or used or held for use in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Company may be consistent with sound business practice and necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 10.06 shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of its business or the business of any of the its Restricted Subsidiaries and not reasonably expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder; provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Restricted Subsidiary or any of its properties or assets in compliance with the terms of this Indenture.

Section 10.07 Maintenance of Insurance

The Company shall at all times keep all of its and its Restricted Subsidiaries’ properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, and/or by prudent self-insurance, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in the same general geographic areas in which the Company and its Restricted Subsidiaries operate, except where the failure to do so could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or prospects of the Company and its Restricted Subsidiaries, taken as a whole.

Section 10.08 Limitation on Indebtedness

(a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, “incur”), any Indebtedness (including any Acquired Indebtedness), unless such Indebtedness is incurred by the Company or any Guarantor or constitutes Acquired Indebtedness, such Indebtedness constitutes Subordinated Indebtedness with terms that satisfy the Subordinated Indebtedness Terms, and, in each case, the Company’s Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is at least equal to or greater than 3.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom and the income and assets of the acquired Person), as if the additional Indebtedness had been incurred, the application of the proceeds therefrom, and, in the case of Acquired Indebtedness, the transaction resulting in Acquired Indebtedness had been completed and had occurred at the beginning of such four-fiscal-quarter period.

(b) Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, the “Permitted Indebtedness”):

(i) Indebtedness incurred pursuant to Credit Facilities by the Company or any Guarantor (and Guarantees of such Indebtedness by any Subsidiaries that have become Guarantors) up to an aggregate principal amount of all Indebtedness incurred under this clause (b)(i) at any one time outstanding not to exceed an amount equal to the greater of (x) $125.0 million and (y) the Borrowing Base; provided further, that if after such incurrence the Borrowing Base declines such that the outstanding Indebtedness incurred under this clause exceeds the Borrowing Base, such incurrence will remain Permitted Indebtedness until such time as the Company is required to prepay such excess amount under the Credit Facilities as a result of such decline in the Borrowing Base;

(ii) Indebtedness of the Company pursuant to the Securities in an aggregate principal amount not to exceed $55.0 million and Indebtedness of any Guarantor pursuant to a Guarantee of the Securities;

(iii) Indebtedness of the Company or any Guarantor represented by Capital Lease Obligations and Purchase Money Obligations for the purpose of financing the purchase, lease or improvement of property (real or personal) or equipment of the Company and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed $10.0 million at any one time outstanding;

(iv) Indebtedness of the Company and the Restricted Subsidiaries arising from the issuance of Convertible Securities not to exceed $100.0 million at any one time outstanding;

(v) Indebtedness of the Company and the Restricted Subsidiaries outstanding at the Issue Date (other than Indebtedness described in clauses (i) and (ii) of this definition);

(vi) Indebtedness of the Company owing to a Restricted Subsidiary; provided that any Indebtedness of the Company owing to a Restricted Subsidiary that is not a Guarantor is made pursuant to an intercompany note in the form attached as Annex A to this Indenture and is unsecured and is subordinated in right of payment from and after such time as the Securities shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company’s obligations under the Securities; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company or other obligor not permitted by this clause (vi);

(vii) Indebtedness of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary; provided that any such Indebtedness incurred by a Guarantor to a Restricted Subsidiary that is not a Guarantor is made pursuant to an intercompany note in the form attached as Annex A to this Indenture; provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (vii), and (b) any transaction pursuant to which any Restricted Subsidiary, which has Indebtedness owing to the Company or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Restricted Subsidiary that is not permitted by this clause (vii);

(viii) Guarantees of any Restricted Subsidiary made in accordance with the provisions of Section 10.13;

(ix) obligations of the Company or any Restricted Subsidiary entered into in the ordinary course of business (a) pursuant to Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary, or (b) under any Currency Hedging Agreements or Commodity Price Protection Agreements, relating to (1) Indebtedness of the Company or any Restricted Subsidiary and/or (2) obligations to purchase or sell assets, commodities or properties, in each case, incurred in the ordinary course of business of the Company or any Restricted Subsidiary;

(x) Indebtedness of the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(xi) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, earn outs, adjustments of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary; provided, however, that such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (xi));

(xii) Indebtedness solely in respect of surety, performance or appeal bonds, to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others;

(xiii) any renewals, extensions, substitutions, refundings, refinancings or replacements (a “refinancing”) of any Indebtedness described in paragraph (a) of this Section 10.08 and clauses (ii), (iii) and (v) of this paragraph (b) of this definition of “Permitted Indebtedness,” including any successive refinancings so long as the borrower or issuer under such refinancing is the Company or, if not the Company, the same as the borrower or issuer of the Indebtedness being refinanced and the aggregate principal amount of Indebtedness represented thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) is not increased to a principal amount in excess of the principal amount on the Issue Date, plus the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus the amount of expenses of the Company incurred in connection with such refinancing and (1) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the Securities at least to the same extent as the Indebtedness being refinanced and (2) in the case of Senior Indebtedness or Subordinated Indebtedness, as the case may be, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of the final installment of principal of such Indebtedness;

(xiv) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds; provided, however, that such Indebtedness is extinguished within 20 Business Days of incurrence thereof;

(xv) Indebtedness incurred by the Company or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited with the Trustee to defease or satisfy and discharge the Securities in accordance with this Indenture;

(xvi) Indebtedness of the Company or any Restricted Subsidiaries in addition to that described in clauses (i) through (xiii) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $10.0 million outstanding at any one time in the aggregate.

(c) For purposes of determining compliance with this Section 10.08, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this Section 10.08, the Company in its sole discretion shall classify or reclassify such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types; provided that all Indebtedness outstanding under the Existing Credit Agreement on the Issue Date (after giving effect to the issuance of the Initial Securities and application of the proceeds thereof) will be treated as incurred on the Issue Date under clause (i) of the definition of Permitted Indebtedness). Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of the Company as accrued.

Section 10.09 Limitation on Restricted Payments

(a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:

(i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company’s Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

(ii) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Company’s Capital Stock or any Capital Stock of any Affiliate of the Company (other than Capital Stock of any Wholly Owned Restricted Subsidiary of the Company) or options, warrants or other rights to acquire such Capital Stock;

(iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness;

(iv) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) to the Company or any of its Wholly Owned Restricted Subsidiaries or (b) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all stockholders of such Restricted Subsidiary); or

(v) make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing actions described in clauses (i) through (v) above, other than any such action that is a Permitted Payment (as defined below), collectively, “Restricted Payments”) (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred), unless:

(1) immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness under clause (a) of Section 10.08 herein; and

(3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the Issue Date and all Designation Amounts does not exceed the sum (the “Restricted Payment Basket”) of:

(A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company’s fiscal quarter beginning after the Issue Date and ending on the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

(B) the aggregate Net Cash Proceeds received after the Issue Date by the Company either (I) as capital contributions in the form of common equity to the Company or (II) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (ii) or (iii) of paragraph (b) below) (and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(C) the aggregate Net Cash Proceeds received after the Issue Date by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(D) the aggregate Net Cash Proceeds received after the Issue Date by the Company from the conversion or exchange, if any, of debt securities or Disqualified Capital Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Disqualified Capital Stock were issued after the Issue Date, the aggregate of Net Cash Proceeds from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Disqualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(E) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not already included in Consolidated Net Income) equal to the cash return of capital with respect to such Investment, less the cost of the disposition of such Investment and net of taxes; and

(F) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Company’s interest in such Subsidiary; provided that such amount shall not in any case exceed the amount of the Restricted Payment deemed made at the time the Subsidiary was designated as an Unrestricted Subsidiary.

(b) Notwithstanding the foregoing, and in the case of clauses (ii) through (vii) below, so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each of clauses (i) through (vii) being referred to as a “Permitted Payment”):

(i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions this Indenture, including paragraph (a) of this Section 10.09, and such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a “Permitted Payment” for purposes of the calculation required by paragraph (a) of this Section 10.09;

(ii) the repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section 10.09;

(iii) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section 10.09;

(iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Capital Stock) (as used in this subclause, a “refinancing”) through the substantially concurrent issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness (A) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (1) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (2) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (B) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities; (C) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Securities; and (D) is expressly subordinated in right of payment to the Securities at least to the same extent as the Subordinated Indebtedness to be refinanced;

(v) Restricted Payments for the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any

Restricted Subsidiary of the Company held by any present or former employee or director of the Company (or any of its Restricted Subsidiaries) pursuant to any management equity subscription agreement, stock option agreement, restricted stock or stock unit agreement or other management or employee benefit plan or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock shall not exceed $1,000,000 in any fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum aggregate amount which may be paid in any fiscal year (without giving effect to the following proviso) of $1,250,000 in any fiscal year); provided further that such amount in any fiscal year may be increased by an amount not to exceed (x) the cash proceeds from the sale of Qualified Capital Stock of the Company or a Restricted Subsidiary to members of management and directors of the Company and its Subsidiaries that occurs after the Issue Date, less (y) the amount of any Restricted Payments previously made pursuant to clause (x) of this subparagraph (v);

(vi) repurchases of Capital Stock and all warrants, options or other rights to acquire Capital Stock, deemed to occur upon the exercise of any options, warrants, convertible securities, or settlement of any restricted stock or restricted stock units, if the Capital Stock represents a portion of the exercise price of such options, warrants, convertible securities, restricted stock or restricted stock units and repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to any employee to pay for taxes payable by such employee upon such grant or award, or the vesting of such grant or award; and

(vii) additional Restricted Payments that, when taken with all other Restricted Payments made pursuant to this clause (vii) since the Issue Date do not exceed $5.0 million.

Section 10.10 Limitation on Transactions with Affiliates

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless such transaction or series of related transactions is entered into in good faith and in writing and (1) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party, (2) with respect to any transaction or series of related transactions involving aggregate value in excess of $1.0 million, the Company delivers an Officers’ Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (1) above, (3) with respect to any transaction or series of related transactions involving aggregate value in excess of $2.5 million, such transaction or series of related transactions has been approved by either (a) a majority of the Disinterested Directors of the Board of Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (b) the Audit Committee of the Board of Directors of the Company by a majority of members thereof who do not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions and (4) with respect to any transaction or series of related transactions involving aggregate value in excess of $10.0 million, the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view; provided, however, that this provision shall not apply to:

(i) transactions and agreements in existence on the Issue Date and any renewals, amendments, modifications and changes to such agreements which are not more adverse in any material respect to the Company than such transactions and agreements prior to such renewal, amendment, modification or change,

(ii) transactions between or among the Company or any of the Restricted Subsidiaries;

(iii) transactions between or among the Company or any of its Restricted Subsidiaries and joint ventures that constitute Affiliates of the Company or any of its Restricted Subsidiaries solely by virtue of the Company’s or such Restricted Subsidiary’s ownership interest in such joint venture, to the extent otherwise permitted by this Indenture;

(iv) Restricted Payments permitted by this Indenture;

(v) compensation (including bonuses and equity compensation) paid to and other benefits (including retirement, health and other benefit plans, profit sharing plans, awards and transactions under stock incentive plans or management equity subscription agreements), severance agreements, and indemnification or insurance arrangements provided on behalf of officers, directors, managers, employees or consultants of the Company or any Restricted Subsidiary, in each case in the ordinary course of business;

(vi) the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under the terms of, any stockholders’ agreement (including any registration rights agreement or purchase agreement but excluding any management agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter;

(vii) transactions with Unrestricted Subsidiaries, customers, clients, suppliers, joint venture partners, lessors or lessees of property (real or personal) or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company and its Restricted Subsidiaries, on terms substantially similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary with unaffiliated third parties, or if neither the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, on terms that are in the reasonable determination of the senior management of the Company, at least as favorable as might reasonably have been obtained at such time from an unaffiliated third party;

(viii) the issuance of Qualified Capital Stock (including all warrants, options or other rights to acquire Qualified Capital Stock) of the Company; and

(ix) loans and advances to, and reimbursements of, officers, directors, managers and employees for business related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices and in compliance with all applicable laws.

Section 10.11 Limitation on Liens

The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur or affirm any Lien (other than a Permitted Lien) of any kind securing any Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on the date of this Indenture or acquired after the date of this Indenture, or assign or convey any right to receive any income or profits therefrom, unless the Securities (or a Guarantee in the case of Liens of a Guarantor) are directly secured equally and ratably with such Indebtedness (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Securities shall have with respect to such Subordinated Indebtedness).

Notwithstanding the foregoing, any Lien securing the Securities granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by the holders of the Indebtedness described above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as the holders of all such Indebtedness also release their Lien on the property or assets of the Company or such Restricted Subsidiary, or upon any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

Section 10.12 Limitation on Sale of Assets

(a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (1) at least 75% of the consideration from such Asset Sale other than Asset Swaps is received in cash or Cash Equivalents and (2) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale; provided that the amount of any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in the Asset Sale shall be deemed “cash” for purposes of this provision. With respect to an Asset Swap constituting an Asset Sale in any respect, the Company or any Restricted Subsidiary shall be required to receive in cash an amount equal to 75% of the Proceeds of such aspect of an Asset Swap constituting an Asset Sale which does not consist of like-kind assets exchanged and acquired as part of such Asset Swap transaction.

(b) The Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds of any Asset Sale (a “Net Cash Proceeds Transaction”), within 365 days of receipt thereof either (1) to permanently reduce other Senior Indebtedness of the Company or a Restricted Subsidiary (and to correspondingly reduce any outstanding commitments with respect to such other Senior Indebtedness, if applicable); (2) to make an investment or capital expenditure in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets (including Capital Stock) that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto; (3) to acquire Capital Stock of another Person provided such Person becomes a Restricted Subsidiary; and/or (4) to effect a combination of prepayment and investment permitted by the foregoing clauses (1), (2) and (3). The amount of such Net Cash Proceeds not used or invested within 365 days of the Net Cash Proceeds Transaction as set forth in this paragraph constitutes “Excess Proceeds.”

(c) When the aggregate amount of Excess Proceeds exceeds $15.0 million or more, the Company will apply the Excess Proceeds to the repayment of the Securities and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows: (A) the Company will make an offer to purchase (an “Offer”) from all Holders of the Securities in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed as a multiple of $2,000 or an integral multiple of $1,000 in excess thereof) of Securities that may be purchased out of an amount (the “Security Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities, and the denominator of which is the sum of the outstanding principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of the Securities and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Securities tendered) and (B) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness (or accreted value in the case of Indebtedness issued with original issue discount), the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a “Pari Passu Offer”) in an amount (the “Pari Passu Debt Amount”) equal to the excess of the Excess Proceeds over the Security Amount; provided that in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount (or accreted value) of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price for the Securities will be payable in cash in an amount equal to 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date (the “Offer Date”) such Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Offered Price of the Securities tendered pursuant to the Offer is less than the Security Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Securities surrendered by Holders thereof exceeds the Security Amount, the Securities to be purchased will be selected on a pro rata basis or otherwise in accordance with applicable DTC procedures. Upon the completion of the purchase of all the Securities tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

(d) If the Company becomes obligated to make an Offer pursuant to clause (c) above, the Securities and the Pari Passu Indebtedness shall be purchased by the Company, at the option of the holders thereof, in whole or in part in principal amount denominations of $2,000 and integral multiples of $1,000 in excess thereof, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

(e) The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

(f) Subject to paragraph (e) above, within 30 days after the date on which the Company becomes obligated to make an Offer, the Company shall send or cause to be sent to the Trustee and to each Holder, at each applicable address appearing in the Security Register, a notice stating or including:

(1) that the Holder has the right to require the Company to repurchase, subject to proration, such Holder’s Securities at the Offered Price;

(2) the Offer Date;

(3) the instructions a Holder must follow in order to have his Securities purchased in accordance with paragraph (c) of this Section;

(4) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials (or corresponding successor reports) (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to Section 10.18), (ii) a description of material developments, if any, in the Company’s business subsequent to the date of the latest of such reports, (iii) if material, appropriate pro forma financial information, and (iv) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision regarding the Offer;

(5) the Offered Price;

(6) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 10.02;

(7) that Securities must be surrendered prior to the Offer Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 10.02 to collect payment;

(8) that any Securities not tendered will continue to accrue interest and that unless the Company defaults in the payment of the Offered Price, any Security accepted for payment pursuant to the Offer shall cease to accrue interest on and after the Offer Date;

(9) the procedures for withdrawing a tender; and

(10) that the Offered Price for any Security which has been properly tendered and not withdrawn and which has been accepted for payment pursuant to the Offer will be paid promptly following the Offered Date.

(g) Holders electing to have Securities purchased hereunder will be required to surrender such Securities at the address specified in the notice prior to the Offer Date. Holders will be entitled to withdraw their election to have their Securities purchased pursuant to this Section 10.12 if the Company receives, not later than one Business Day prior to the Offer Date, a telex, facsimile transmission or letter setting forth (1) the name of the Holder, (2) the certificate number of the Security in respect of which such notice of withdrawal is being submitted, (3) the principal amount of the Security (which shall be $2,000 or an integral multiple of $1,000 in excess thereof) delivered for purchase by the Holder as to which his election is to be withdrawn, (4) a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased, and (5) the principal amount, if any, of such Security (which shall be $2,000 or an integral multiple of $1,000 in excess thereof) that remains subject to the original notice of the Offer and that has been or will be delivered for purchase by the Company.

(h) The Company shall (i) not later than the Offer Date, accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) not later than 10:00 a.m. (New York time) on the Offer Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Offered Price of all the Securities or portions thereof which are to be purchased on that date and (iii) not later than 10:00 a.m. (New York time) on the Offer Date, deliver to the Paying Agent an Officers’ Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Offered Price of the Securities purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. For purposes of this Section 10.12, the Company shall choose a Paying Agent which shall not be the Company.

Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Offered Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Company with the Trustee in respect of an Offer exceeds the aggregate Offered Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Offer Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

(i) Securities to be purchased shall, on the Offer Date, become due and payable at the Offered Price and from and after such date (unless the Company shall default in the payment of the Offered Price) such Securities shall cease to bear interest. Such Offered Price shall be paid to such Holder promptly following the later of the Offer Date and the time of delivery of such Security to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Offered Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Offer Date shall be payable to the Person in whose name the Securities (or any Predecessor Securities) is registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 3.09; provided, further, that Securities to be purchased are subject to proration in the event the Excess Proceeds are less than the aggregate Offered Price of all Securities tendered for purchase, with such adjustments as may be appropriate by the Trustee so that only Securities in principal amount denominations of $2,000 or an integral multiple of $1,000 in excess thereof, shall be purchased. If any Security tendered for purchase shall not be so paid upon surrender thereof by deposit of funds with the Trustee or a Paying Agent in accordance with paragraph (h) above, the principal thereof shall, until paid, bear interest from the Offer Date at the rate borne by such Security. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Offer Date.

Section 10.13 Limitation on Issuances of Guarantees of and Pledges for Indebtedness

(a) The Company will not cause or permit any Restricted Subsidiary, other than a Guarantor, directly or indirectly, to secure the payment of any Indebtedness of the Company and the Company will not, and will not permit any Restricted Subsidiary to, pledge any intercompany notes representing obligations of any Restricted Subsidiary (other than a Guarantor) or any Capital Stock of a Restricted Subsidiary (other than a Guarantor) to secure the payment of any Indebtedness unless in each case such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of payment of the Securities by such Restricted Subsidiary, which guarantee shall be on the same terms as the guarantee of such Indebtedness (if a guarantee of such Indebtedness is granted by any such Restricted Subsidiary) except that the guarantee of the Securities need not be secured.

(b) The Company will not cause or permit any Restricted Subsidiary (which is not a Guarantor), directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company or any other Restricted Subsidiary unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of the Securities on the same terms as the guarantee of such Indebtedness except that (A) such Guarantee need not be secured unless required pursuant to Section 10.11 or otherwise under this Indenture and (B) if such Indebtedness is by its terms expressly subordinated to the Securities, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary’s Guarantee of the Securities at least to the same extent as such Indebtedness is subordinated to the Securities.

Section 10.14 Special Mandatory Offer to Purchase

(a) If the Company becomes obligated to make a Special Mandatory Offer to Purchase pursuant to Section 11.01(d), the Securities shall be purchased by the Company, at the option of the holders thereof, in whole or in part in principal amount denominations of $2,000 and integral multiples of $1,000 in excess thereof, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the offer is given to Holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act, but in any event no earlier than May 30, 2017.

(b) Subject to paragraph (a) above, upon the Company becoming obligated to make a Special Mandatory Offer to Purchase, on or prior to May 1, 2017, the Company shall send or cause to be sent to the Trustee and to each Holder, at each applicable address appearing in the Security Register, a notice (a “Special Mandatory Purchase Notice”) stating or including:

(1) that a Special Mandatory Offer Event has occurred and the Holder has the right to require the Company to repurchase all of such Holder’s Securities at the Special Mandatory Offer Price;

(2) the Special Mandatory Purchase Date;

(3) the instructions a Holder must follow in order to have its Securities purchased in accordance with a Special Mandatory Offer to Purchase;

(4) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report (or corresponding successor reports) (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to Section 10.18), (ii) a description of material developments, if any, in the Company’s business subsequent to the date of the latest of such reports, (iii) if material, appropriate pro forma financial information, and (iv) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision regarding the Offer;

(5) the Special Mandatory Offer Price;

(6) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 10.02;

(7) that Securities must be surrendered prior to the Special Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 10.02 to collect payment;

(8) that any Securities not tendered will continue to accrue interest and that unless the Company defaults in the payment of the Special Mandatory Offer Price, any Security accepted for payment pursuant to the Offer shall cease to accrue interest on and after the Special Mandatory Purchase Date;

(9) the procedures for withdrawing a tender; and

(10) that the Special Mandatory Offer Price for any Security which has been properly tendered and not withdrawn and which has been accepted for payment pursuant to the offer will be paid promptly following the Special Mandatory Purchase Date.

(c) Upon receipt by the Company of the proper tender of Securities, the Holder of the Security in respect of which such proper tender was made shall (unless the tender of such Security is properly withdrawn) thereafter be entitled to receive solely the Special Mandatory Offer Price with respect to such Security. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Special Mandatory Offer Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Special Mandatory Offer Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 3.09. If any Security tendered for purchase in accordance with the provisions of this Section 10.14 shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Special Mandatory Purchase Date at the rate borne by such Security. Holders electing to have Securities purchased will be required to surrender such Securities to the Paying Agent at the address specified in the Special Mandatory Purchase Notice at least one Business Day prior to the Special Mandatory Purchase Date. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

(d) The Company shall (i) not later than the Special Mandatory Purchase Date, accept for payment Securities or portions thereof tendered pursuant to the Special Mandatory Offer to Purchase, (ii) not later than 10:00 a.m. (New York time) on the Business Day following the Special Mandatory Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Special Mandatory Offer Price of all the Securities or portions thereof which have been so accepted for payment and (iii) not later than 10:00 a.m. (New York time) on the Business Day following the Special Mandatory Purchase Date, deliver to the Paying Agent an Officers’ Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Special Mandatory Offer Price of the Securities purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. The Company will publicly announce the results of the Special Mandatory Offer to Purchase on the Special Mandatory Purchase Date. For purposes of this Section 10.14, the Company shall choose a Paying Agent which shall not be the Company.

(e) A tender made in response to a Special Mandatory Purchase Notice may be withdrawn if the Company receives, not later than one Business Day prior to the Special Mandatory Purchase Date, a telex, facsimile transmission or letter, specifying, as applicable:

(1) the name of the Holder;

(2) the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

(3) the principal amount of the Security (which shall be $2,000 or an integral multiple of $1,000 in excess thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;

(4) a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased; and

(5) the principal amount, if any, of such Security (which shall be $2,000 or an integral multiple of $1,000 in excess thereof) that remains subject to the original Special Mandatory Purchase Notice and that has been or will be delivered for purchase by the Company.

(f) Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Special Mandatory Offer Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Special Mandatory Offer Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Special Mandatory Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

(g) The Company shall comply, to the extent applicable, with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Special Mandatory Offer to Purchase.

Section 10.15 Purchase of Securities upon a Change of Control

(a) If a Change of Control occurs, then each Holder shall have the right to require that the Company purchase all or any part (in principal amount denominations of $2,000 and integral multiples of $1,000 in excess thereof) of such Holder’s Securities pursuant to the offer described below in this Section 10.15 (the “Change of Control Offer”) and in accordance with the other procedures set forth in subsections (b), (c), (d) and (e) of this Section 10.15. In the Change of Control Offer, the Company shall offer to purchase all of the Securities at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”) (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date that is on or prior to such date of purchase).

(b) Within 30 days of any Change of Control or, at the Company’s option, prior to such Change of Control but after it is publicly announced, the Company shall notify the Trustee and give written notice (a “Change of Control Purchase Notice”) of such Change of Control to each Holder at its address appearing in the Security Register. The Change of Control Purchase Notice shall state, among other things:

(1) that a Change of Control has occurred or will occur, the date of such event, and that such Holder has the right to require the Company to repurchase such Holder’s Securities at the Change of Control Purchase Price;

(2) the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

(3) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required to be prepared by the Company and any Guarantor pursuant to Section 10.18), (ii) a description of material developments, if any, in the Company’s business subsequent to the date of the latest of such reports and (iii) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision regarding the Change of Control Offer;

(4) that the Change of Control Offer is being made pursuant to this Section 10.15 and that all Securities properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Purchase Price;

(5) the Change of Control Purchase Date, which shall be fixed by the Company on a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, nor, in any event, earlier than the commencement of the Change of Control, or such later date as is necessary to comply with requirements under the Exchange Act;

(6) the Change of Control Purchase Price;

(7) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 10.02;

(8) that Securities must be surrendered on or prior to the Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 10.02 to collect payment;

(9) that the Change of Control Purchase Price for any Security which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Offer Purchase Date;

(10) the procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance;

(11) that any Security not tendered will continue to accrue interest; and

(12) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Purchase Date.

(c) Upon receipt by the Company of the proper tender of Securities, the Holder of the Security in respect of which such proper tender was made shall (unless the tender of such Security is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Security. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 3.09. If any Security tendered for purchase in accordance with the provisions of this Section 10.15 shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Security. Holders electing to have Securities purchased will be required to surrender such Securities to the Paying Agent at the address specified in the Change of Control Purchase Notice at least one Business Day prior to the Change of Control Purchase Date. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

(d) The Company shall (i) not later than the Change of Control Purchase Date, accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 10:00 a.m. (New York time) on the Business Day following the Change of Control Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Change of Control Purchase Price of all the Securities or portions thereof which have been so accepted for payment and (iii) not later than 10:00 a.m. (New York time) on the Business Day following the Change of Control Purchase Date, deliver to the Paying Agent an Officers’ Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price of the Securities purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 10.15, the Company shall choose a Paying Agent which shall not be the Company.

(e) A tender made in response to a Change of Control Purchase Notice may be withdrawn if the Company receives, not later than one Business Day prior to the Change of Control Purchase Date, a telex, facsimile transmission or letter, specifying, as applicable:

(1) the name of the Holder;

(2) the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

(3) the principal amount of the Security (which shall be $2,000 or an integral multiple of $1,000 in excess thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;

(4) a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased; and

(5) the principal amount, if any, of such Security (which shall be $2,000 or an integral multiple of $1,000 in excess thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

(f) Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

(g) The Company shall comply, to the extent applicable, with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

(h) Notwithstanding the foregoing, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer, in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all the Securities validly tendered and not withdrawn under such Change of Control Offer.

Section 10.16 Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (A) pay dividends or make any other distribution on its Capital Stock or any other interest or participation in or measured by its profits, (B) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (C) make any Investment in the Company or any other Restricted Subsidiary or (D) transfer any of its properties or assets to the Company or any other Restricted Subsidiary. However, this covenant will not prohibit any encumbrance or restriction (1) pursuant to an agreement in effect on the date hereof; (2) with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the date of this Indenture, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary; (3) pursuant to any agreement of a Guarantor governing any Indebtedness permitted by clause (i) of the definition of Permitted Indebtedness; (4) contained in any Acquired Indebtedness or other agreement of any entity or related to assets acquired by or merged into or consolidated with the Company or any Restricted Subsidiaries so long as such encumbrance or restriction was not entered into in contemplation of the acquisition, merger or consolidation transaction; (5) on cash or other deposits or net worth imposed by customers or sureties under contracts entered into in the ordinary course of business; (6) pursuant to contracts for the sale or disposition of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of such Subsidiary; (7) pursuant to customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture; (8) pursuant to this Indenture, the Notes and the Guarantees, (9) pursuant to Purchase Money Obligations and Capital Lease Obligations otherwise permitted under this Indenture; and (10) under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (1) through (9), or in this clause (10); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

Section 10.17 Limitations on Unrestricted Subsidiaries

The Company may designate after the Issue Date any Subsidiary (other than a Guarantor) as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(b) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of Section 10.09 herein in an amount (the “Designation Amount”) equal to the greater of (1) the net book value of the Company’s interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company’s interest in such Subsidiary as determined in good faith by the Company’s Board of Directors;

(c) the Company would be permitted under this Indenture to incur $1.00 of additional Indebtedness pursuant to clause (a) of Section 10.08 hereof at the time of such Designation (assuming the effectiveness of such Designation);

(d) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary;

(e) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness; provided that an Unrestricted Subsidiary may provide a Guarantee for the Securities; and

(f) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 10.09 hereof for all purposes of this Indenture in the Designation Amount.

The Company shall not and shall not cause or permit any Restricted Subsidiary to at any time:

(a) provide credit support for, guarantee or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) (other than Permitted Investments in Unrestricted Subsidiaries); or

(b) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary.

For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries.

The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:

(a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

(b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture; and

(c) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness pursuant to clause (a) of Section 10.08 herein.

All Designations and Revocations must be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

Section 10.18 Provision of Financial Statements

Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) if the

Company were so subject, such documents to be filed with the Commission on or prior to the date (the “Required Filing Date”) by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (a) within 15 days of each Required Filing Date file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to either of such Sections and (b) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company’s cost. In addition, so long as any of the Securities remain outstanding, the Company will make available to any prospective purchaser of Securities or beneficial owner of Securities in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act. Any document or report that the Company files with the SEC via the Commission’s EDGAR system shall be deemed to be filed with the Trustee and mailed to all Holders for purposes of this Section 10.18 at the time such documents are filed via the EDGAR system.

Section 10.19 Statement by Officers as to Default

(a) The Company and the Guarantors, if any, will deliver to the Trustee, on or before a date not more than 90 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by an executive officer of the Company and each Guarantor, if any, who shall be the principal executive officer, principal financial officer or principal accounting officer of the Company and any such Guarantor, as to compliance herewith, including whether or not, after a review of the activities of the Company during such fiscal year and of the Company’s and each Guarantor’s, if any, performance under this Indenture, to the best knowledge, based on such review, of the signer thereof, the Company and each Guarantor, if any have fulfilled all of their respective obligations and are in compliance with all conditions and covenants under this Indenture throughout such fiscal year, and, if there has been a Default specifying each Default and the nature and status thereof and any actions being taken by the Company and the Guarantors, if any, with respect thereto.

(b) When any Default or Event of Default has occurred and is continuing, or if the Trustee or any Holder gives any notice or takes any other action with respect to a claimed default, the Company and the Guarantors, if any, shall deliver to the Trustee by registered or certified mail or facsimile transmission followed by an originally executed copy of an Officers’ Certificate specifying such Default, Event of Default, notice or other action, the status thereof and what actions the Company and the Guarantors, if any, are taking or propose to take with respect thereto, within five Business Days after the occurrence of such Default or Event of Default.

Section 10.20 Waiver of Certain Covenants

The Company and the Guarantors, if any, may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.06 through 10.14, and 10.16 through 10.19, if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or provision, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

Section 11.01 Rights of Redemption

(a) The Securities are subject to redemption at any time on or after May 1, 2016 at the option of the Company, in whole or in part, subject to the conditions, and at the Redemption Prices, specified in the Form of Security attached as Exhibit A hereto, together with accrued and unpaid interest, if any, to the Redemption Date.

(b) In addition, at any time prior to May 1, 2016, the Company, at its option, may use the net proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Securities issued under this Indenture (including the principal amount of any Additional Securities) at a redemption price equal to 105.50% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that at least 65% of the initial aggregate principal amount of Securities (including the principal amount of any Additional Securities) remains outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption, the Company must deliver a notice of redemption no later than 30 days after the closing of the related Equity Offering and must consummate such redemption within 60 days of the closing of the Equity Offering.

(c) In addition, at any time prior to May 1, 2016, the Company may redeem the Securities at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ notice at a Redemption Price equal to 101% of the principal amount of the Securities redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to the applicable Redemption Date.

(d) In addition, if upon the earlier to occur of (I) March 15, 2017 (or if such day is not a Business Day, the immediately succeeding Business Day), if the Trustee has not received on or within five days prior to such date an Officers’ Certificate, in the form attached hereto as Exhibit E, stating that (i) the Company’s Consolidated EBITDA is at least equal to or greater than $35 million for the most recent four full fiscal quarters for which financial statements are available as of such date and (ii) the Company’s Consolidated Fixed Charge Coverage Ratio is at least equal to or greater than 3.25 to 1.00 for the most recent four full fiscal quarters for which financial statements are available as of such date or (II) the date on which the Company notifies the Trustee in writing (which date may be at any time on or after March 1, 2017 (or if such day is not a Business Day, the immediately succeeding Business Day) but on or prior to March 15, 2017 (or if such day is not a Business Day, the immediately succeeding Business Day)) that the Company cannot or will not deliver the Officers’ Certificate described in the foregoing subclause (I) (the earliest such event, a “Special Mandatory Offer Event”), then, unless the Company has given on or prior to March 15, 2017 (and not withdrawn) a notice of redemption of all of the Securities, the Company will make an offer to purchase (the “Special Mandatory Offer to Purchase”) all of the Securities in accordance with the procedures set forth in this Indenture, in cash in an amount (the “Special Mandatory Offer Price”) equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the “Special Mandatory Purchase Date”). In the event that the Trustee receives an Officer’s Certificate described in subclause (I) of the preceding sentence on or within five days prior to March 15, 2017, the Company will be under no obligation to make a Special Mandatory Offer to Purchase.

Section 11.02 Applicability of Article

Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Eleven.

Section 11.03 Election to Redeem; Notice to Trustee

The election of the Company to redeem any Securities pursuant to Section 11.01 shall be evidenced by a Company Order and an Officers’ Certificate. In case of any redemption at the election of the Company, the Company shall, not less than 45 days nor more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed.

Section 11.04 Selection by Trustee of Securities to Be Redeemed

If less than all the Securities are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected not more than 30 days prior to the Redemption Date. The Securities or portions thereof to be redeemed shall be selected pro rata, by lot or by any other method the Trustee shall deem fair and reasonable in the case of definitive notes and in accordance with Applicable Procedures or otherwise in accordance with applicable DTC procedures in the case of global notes. The amounts to be redeemed shall be equal to principal amount denominations of $1,000 or any integral multiple of $1,000 in excess thereof; provided that no Securities of less than $2,000 can be redeemed or repurchased in part.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 11.05 Notice of Redemption

Notice of redemption shall be given electronically or by first-class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at its address appearing in the Security Register.

All notices of redemption shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) if less than all Outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed;

(d) in the case of a Security to be redeemed in part, the principal amount of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

(e) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(f) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof to be redeemed, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

(g) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 10.02 where such Securities are to be surrendered for payment of the Redemption Price;

(h) the CUSIP number, if any, relating to such Securities and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed on such notice or printed on the Securities; and

(i) the procedures that a Holder must follow to surrender the Securities to be redeemed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company. If the Company elects to give notice of redemption, it shall provide the Trustee with a certificate, five days prior to the notice being sent, stating that such notice has been given in compliance with the requirements of this Section 11.05 setting forth the information set forth therein and will provide a complete form of such notice.

The notice if delivered in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

Any notice of redemption otherwise made in compliance with this Section 11.05 may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of an Equity Offering or consummation of other transactions related to such proposed redemption as specified in such notice of redemption.

Section 11.06 Deposit of Redemption Price

On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if either of the Company or any of its Affiliates is acting as Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or Special Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date. The Paying Agent shall promptly mail or deliver to Holders of Securities so redeemed payment in an amount equal to the Redemption Price of the Securities purchased from each such Holder. All money, if any, earned on funds held in trust by the Trustee or any Paying Agent shall be remitted to the Company. For purposes of this Section 11.06, the Company shall choose a Paying Agent which shall not be the Company.

Section 11.07 Securities Payable on Redemption Date

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates and Special Record Dates according to the terms and the provisions of Section 3.09.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.

Section 11.08 Securities Redeemed or Purchased in Part

Any Security which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 10.02 (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed or purchased.

ARTICLE TWELVE

SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge of Indenture

This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities as expressly provided for herein) as to all Outstanding Securities hereunder, and the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a) either (1) all the Securities theretofore authenticated and delivered (other than (i) lost, stolen or destroyed Securities which have been replaced or paid as provided in Section 3.08 or (ii) all Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 10.03) have been delivered to the Trustee for cancellation or (2) all such Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their final Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

(b) the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest on, such Securities at such Maturity, Stated Maturity or Redemption Date;

(c) the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and any Guarantor; and

(d) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Independent Counsel, in form and substance satisfactory to the Trustee, each stating that (i) all conditions precedent under this Indenture relating to the satisfaction and discharge hereof have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company any Guarantor or any Subsidiary is a party or by which the Company, any Guarantor or any Subsidiary is bound.

Notwithstanding the satisfaction and discharge hereof, the obligations of the Company to the Trustee under Section 6.07 and the obligations of the Trustee under Section 12.02 and the last paragraph of Section 10.03 shall survive.

Section 12.02 Application of Trust Money

Subject to the provisions of the last paragraph of Section 10.03, all United States dollars deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on, the Securities for whose payment such United States dollars have been deposited with the Trustee.

ARTICLE THIRTEEN

GUARANTEES

Section 13.01 Guarantees. Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, as primary obligor and not merely as surety, the Securities and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee for itself and on behalf of such Holder, that: (1) the principal of (and premium, if any) and interest on the Securities shall be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), subject to any applicable grace period, together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders and the Trustee hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject to any applicable grace period, and subject, however, in the case of clauses (1) and (2) above, to the limitation set forth in Section 13.03 hereof.

(a) Each Guarantor hereby agrees that (to the extent permitted by law) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(b) Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Security except by complete performance of the obligations contained in such Security, this Indenture and such Guarantee. Each Guarantor acknowledges that the Guarantee is a guarantee of payment, performance and compliance when due and not of collection. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Security, whether at its

Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the Maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee on the other hand, (1) subject to this Article Thirteen, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any acceleration of such obligation as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

(d) Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 13.02 Guarantees Severability. In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby to the extent permitted by applicable law.

Section 13.03 Limitation of Guarantors’ Liability. Each Guarantor, and by its acceptance of Securities, each Holder hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Thirteen, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Section 13.04 Contribution. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Indenture. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under its Guarantee such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors, multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under their respective Guarantees in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under its Guarantee that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 13.04, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of its Guarantee (including in respect of this Section 13.04), minus (2) the aggregate amount of all payments received on or before such date by such Guarantor from the other Contributing Guarantors as contributions under this Section 13.04. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Contributing

Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 13.04. For the avoidance of doubt, nothing in this Section 13.04 shall limit or impair, by implication or otherwise, each Guarantor’s obligations under its Guarantee.

Section 13.05 Subrogation. Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 13.01; provided, however, that, if a Default or Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Securities shall have been paid in full.

Section 13.06 Reinstatement. Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 13.01 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is properly rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or any Guarantor.

Section 13.07 Release of a Guarantor. The Guarantee of a Guarantor (and all Liens, if any, securing the same) shall automatically and unconditionally be released and discharged, and no further action by such Guarantor, the Company or the Trustee is required for the release of such Guarantor’s Guarantee, upon:

(a) the sale, disposition or other transfer (including through merger or consolidation) of all of the Capital Stock (or any sale, disposition or other transfer of Capital Stock following which such Guarantor is no longer a Restricted Subsidiary), or all or substantially all the assets, of such Guarantor (other than a sale, disposition or other transfer to the Company or a Restricted Subsidiary) if such sale, disposition or other transfer is permitted by the applicable provisions of this Indenture;

(b) the designation by the Company of such Guarantor as an Unrestricted Subsidiary in accordance with Section 10.17 and the definition of “Unrestricted Subsidiary”;

(c) the release or discharge of such Guarantor from each guarantee that would result in the obligation of such Guarantor to guarantee the Securities (if such Guarantor were not already a Guarantor) pursuant to Section 10.13, including the release by the holders of the Indebtedness of the Company described in clauses (a) and (b) of Section 10.13 of their security interest or their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as (A) no other Indebtedness of the Company has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary also release their security interest in or guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness); or

(d) the exercise by the Company of its “defeasance” of the Securities under Section 4.02 or its “covenant defeasance” of the Securities under Section 4.03 or if the Company’s obligations under this Indenture are discharged in accordance with Section 12.01.

Section 13.08 Benefits Acknowledged. Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and from its guarantee and waivers pursuant to its Guarantees under this Article Thirteen.

Section 13.09 Execution and Delivery of Guarantee. To evidence its Guarantee set forth in Section 13.01, each Guarantor hereby agrees this Indenture or a supplemental indenture shall be executed on behalf of such Guarantor by the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Guarantor, as the case may be. Each Guarantor hereby agrees that its Guarantee set forth in Section 13.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. If an Officer whose signature is on this Indenture or on a supplemental indenture no longer holds that office at the time the Trustee authenticates the Security, the Guarantee shall be valid nevertheless. The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

POWER SOLUTIONS INTERNATIONAL, INC., as Issuer

By:	/s/ Daniel P Gorey
Name:	Daniel P. Gorey
Title:	Chief Financial Officer

GUARANTORS

The undersigned Guarantors join in this agreement for the purpose of agreeing to the Guarantees stated in Article Thirteen.

THE W GROUP, INC.
POWER SOLUTIONS, INC.
PROFESSIONAL POWER PRODUCTS, INC.
POWER GREAT LAKES, INC.
AUTO MANUFACTURING, INC.
TORQUE POWER SOURCE PARTS, INC.
POWER PRODUCTION, INC.
POWER GLOBAL SOLUTIONS, INC.
PSI INTERNATIONAL, LLC
XISYNC LLC
POWER PROPERTIES, L.L.C.

By:	/s/ Daniel P Gorey
Name:	Daniel P. Gorey
Title:	Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name:	Francine Kincaid
Title:	Vice President

ANNEX A

INTERCOMPANY NOTE

            , 20

Evidences of all loans or advances (“Loans”) made hereunder shall be reflected on the grid attached hereto. FOR VALUE RECEIVED,             , a                      corporation (the “Maker”), HEREBY PROMISES TO PAY ON DEMAND to the order of (the “Holder”) the principal sum of the aggregate unpaid principal amount of all Loans (plus accrued interest thereon) at any time and from time to time made hereunder which has not been previously paid.

All capitalized terms used herein that are defined in, or by reference in, the Indenture among Power Solutions International Inc., a Delaware corporation (the “Company”) and The Bank of New York Mellon, as trustee, dated as of April 29, 2015 (the “Indenture”), have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined.

ARTICLE I

TERMS OF INTERCOMPANY NOTE

Section 1.01 Note Not Forgivable. Unless the Maker of the Loan hereunder is the Company or any Guarantor, the Holder may not forgive any amounts owing under this intercompany note.

Section 1.02 Interest; Prepayment.

(a) The interest rate (“Interest Rate”) on the Loans shall be a rate per annum reflected on the grid attached hereto.

(b) The interest, if any, payable on each of the Loans shall accrue from the date such Loan is made and, subject to Section 2.01, shall be payable upon demand of the Holder.

(c) To the extent permitted by law, if the principal or accrued interest, if any, of the Loans is not paid on the date demand is made, interest on the unpaid principal and interest will accrue at a rate equal to the Interest Rate, if any, plus 100 basis points per annum from maturity until the principal and interest on such Loans are fully paid.

(d) Subject to Section 2.01, any amounts hereunder may be repaid at any time by the Maker.

Section 1.03 Subordination. Subject to Section 2.01, all Loans hereunder shall be subordinated in right of payment to the payment and performance of the obligations of the Company and any Subsidiary (which Subsidiary is also an obligor under the Indenture, the Securities, a Guarantee or other Senior Indebtedness or Pari Passu Indebtedness, as the case may be, whether as a borrower or guarantor) under the Indenture, the Securities, the Guarantees, if any, or any other Indebtedness ranking pari passu with the Securities.

Ann. A-1

ARTICLE II

EVENTS OF DEFAULT

Section 2.01 Events of Default. If after the date of issuance of this Loan (i) an Event of Default has occurred under the Indenture, (ii) an “event of default” has occurred under any other Senior Indebtedness or (iii) an “event of default” has occurred under any other Indebtedness of the Company or any Subsidiary, then (x) in the event the Maker is (A) a Subsidiary which is not a Guarantor or (B) a Guarantor in the case where the Holder is the Company, all amounts owing under the Loans hereunder shall be immediately due and payable to the Holder, (y) in the event the Maker is the Company, the amounts owing under the Loans hereunder shall not be due and payable at any time and shall not be paid and (z) in the event the Maker is a Guarantor and the Holder is not the Company or any Guarantor, the amounts owing under the Loans hereunder shall not be due and payable at any time and shall not be paid; provided, however, that if such Event of Default or event of default has been waived, cured or rescinded, such amounts shall no longer be due and payable in the case of clause (x), and such amounts may be paid in the case of clauses (y) and (z). If the Holder is a Subsidiary, then the Holder hereby agrees that if it receives any payments or distributions on any Loan from the Company or a Guarantor which is not payable pursuant to clause (y) or (z) of the prior sentence after any Event of Default described in clauses (i) or (ii) or any event of default described in clause (iii) above has occurred, is continuing and has not been waived, cured or rescinded, it will pay over and deliver forthwith to the Company or such Guarantor, as the case may be, all such payments and distributions.

ARTICLE III

MISCELLANEOUS

Section 3.01 Amendments, Etc. No amendment or waiver of any provision of this intercompany note, or consent to depart herefrom is permitted at any time for any reason, except with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities.

Section 3.02 Assignment. No party to this Agreement may assign, in whole or in part, any of its rights and obligations under this intercompany note, except to its legal successor in interest.

Section 3.03 Third Party Beneficiaries. The holders of the Securities or any other Indebtedness ranking pari passu with the Securities or any Guarantees, shall be third party beneficiaries to this intercompany note and upon an Event of Default shall have the right to enforce this intercompany note against the Company or any of its Subsidiaries.

Section 3.04 Headings. Article and Section headings in this intercompany note are included for convenience of reference only and shall not constitute a part of this intercompany note for any other purpose.

Ann. A-2

Section 3.05 Entire Agreement. This intercompany note sets forth the entire agreement of the parties with respect to its subject matter and supersedes all previous understandings, written or oral, in respect thereof.

Section 3.06 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.07 Waivers. The Maker hereby waives presentment, demand for payment, notice of protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement hereof.

By:

Ann. A-3

EXHIBIT A

FORM OF SECURITY

Unless and until (i) an Initial Security is sold under an effective registration statement or (ii) an Initial Security is exchanged in connection with an effective registration statement then such Initial Security shall bear the legend set forth below (the “Private Placement Legend”) on the face thereof:

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW.

BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A INSIDE THE UNITED STATES, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. AS USED HEREIN, THE TERMS “UNITED STATES,” “OFFSHORE TRANSACTION,” AND “U.S. PERSON” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Ex. A-1

[Legend if Security is a Global Security]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.06 AND 3.07 OF THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Ex. A-2

POWER SOLUTIONS INTERNATIONAL, INC.

5.50% SENIOR NOTE DUE 2018

CUSIP NO.

No.	$

Power Solutions International, Inc., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                      or registered assigns, the principal sum of              United States dollars on May 1, 2018, at the office or agency of the Company referred to below, and to pay interest thereon from April 29, 2015, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on May 1 and November 1 in each year, commencing November 1, 2015, at the rate of 5.50% per annum, subject to adjustments as described in the immediately following paragraph, in United States dollars, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by this Indenture not inconsistent with the requirements of such exchange, all as more fully provided in this Indenture.

Payment of the principal of, premium, if any, and interest on, this Security, and exchange or transfer of the Security, will be made at the office or agency of the Company maintained for that purpose (which initially will be a corporate trust office of the Trustee located at 101 Barclay Street, 7E, New York, New York 10286), or at such other office or agency as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

Ex. A-3

Notwithstanding anything to the contrary in this Security, payment of principal of and any premium and interest on any Security in permanent global form shall be made by wire transfer to the Depository therefor or pursuant to such other procedures as shall be prescribed by such Depository, and the Company, the Trustee and any agent of the Company and the Trustee shall treat, for all purposes whatsoever, such Depository or its nominee as the Holder of such Security.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Security is entitled to the benefits of any current and future Guarantees by any applicable Guarantors of the punctual payment when due and performance of the Indenture Obligations made in favor of the Trustee for the benefit of the Holders. As provided in the Indenture and subject to certain limitations set forth therein, the Company’s obligations under the Securities are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signer, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Ex. A-4

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.

POWER SOLUTIONS INTERNATIONAL, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 5.50% Senior Notes due 2018 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Dated:

Ex. A-5

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Security purchased by the Company pursuant to Section 10.12, Section 10.14 or Section 10.15, as applicable, of the Indenture, check the Box: [    ].

If you wish to have a portion of this Security purchased by the Company pursuant to Section 10.12, Section 10.14 or Section 10.15, as applicable, of the Indenture, state the amount (in original principal amount):

$            .

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

Ex. A-6

[Form of Reverse of Security]

POWER SOLUTIONS INTERNATIONAL, INC.

5.50% Senior Note due 2018

This Security is one of a duly authorized issue of Securities of the Company designated as its 5.50% Senior Notes due 2018 (herein called the “Securities”), limited, with respect to the Securities first issued under the Indenture, to an aggregate principal amount of $55.0 million, issued under and subject to the terms of an indenture (herein called the “Indenture” dated as of April 29, 2015, between the Company and The Bank of New York Mellon, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, if any, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Indenture permits the issuance of Additional Securities subject to compliance with certain conditions.

The Securities are subject to redemption at any time on or after May 1, 2016, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, in principal amount denominations of $1,000 and any integral multiple of $1,000 in excess thereof (provided that no Securities of less than $2,000 can be redeemed or repurchased in part), at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the periods indicated below:

Redemption Date	Redemption Price
May 1, 2016 through October 31, 2016	101.000%
November 1, 2016 and thereafter	100.000%

The amount payable to the holder of a Security shall be equal to the applicable Redemption Price of the Securities redeemed, plus accrued and unpaid interest, if any, to the Redemption Date.

In addition, at any time prior to May 1, 2016, the Company, at its option, may use the net proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Securities issued under the Indenture (including the principal amount of any Additional Securities issued under the Indenture) at a redemption price equal to 105.50% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that at least 65% of the aggregate principal amount of Securities (including the principal amount of any Additional Securities issued under the Indenture) remains outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption, the Company must deliver a notice of redemption no later than 30 days after the closing of the related Equity Offering and must consummate such redemption within 60 days of the closing of the Equity Offering.

Ex. A-7

In addition, at any time prior to May 1, 2016, the Company may redeem the Securities at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ notice at a Redemption Price equal to 101% of the principal amount of the Securities redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to the applicable Redemption Date.

If less than all of the Securities are to be redeemed, the Securities or portions thereof to be redeemed shall be selected pro rata, by lot or by any other method the Trustee shall deem fair and reasonable and in accordance with Applicable Procedures or otherwise in accordance with applicable DTC procedures. Securities redeemed in part must be redeemed only in principal amount denominations of $2,000 and integral multiples of $1,000 in excess thereof. Redemption pursuant to the provisions relating to an Equity Offering must be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of DTC or any other depositary).

Upon the occurrence of a Change of Control, each Holder may require the Company to purchase such Holder’s Securities in whole or in part in principal amount denominations of $2,000 and integral multiples of $1,000 in excess thereof, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

Upon the occurrence of certain Asset Sales, the Company may be required to offer to purchase the Securities with a portion of the Net Cash Proceeds of such Asset Sales at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, pursuant to an Asset Sale Offer in accordance with the procedures set forth in the Indenture.

Upon the occurrence of a Special Mandatory Offer Event, the Company will be required to offer to purchase the Securities in whole or in part in principal amount denominations of $2,000 and integral multiples of $1,000 in excess thereof, at a purchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to a Special Mandatory Offer to Purchase in accordance with the procedures set forth in the Indenture.

Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date or purchase date.

In the event of redemption or repurchase of this Security in accordance with the Indenture in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

Ex. A-8

The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Securities and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders and certain amendments which require the consent of all of the Holders affected thereby) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors, if any, and the rights of the Holders under the Indenture and the Securities and the Guarantees, if any, at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting, with certain exceptions (including certain waivers which require the consent of all of the Holders affected thereby) as therein provided, the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company and the Guarantors, if any, with certain provisions of the Indenture and the Securities and the Guarantees, if any, and certain past Defaults under the Indenture and the Securities and the Guarantees, if any, and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Securities (in the event such Guarantor or such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on, this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Certificated securities shall be transferred to all beneficial holders in exchange for their beneficial interests in the Rule 144A Global Securities or the Regulation S Global Securities, if any, if (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act, and in either case the Company fails to appoint a successor Depositary within 90 days, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to such Global Security. Upon any such issuance, the Trustee is required to register such certificated Securities

Ex. A-9

in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). All such certificated Securities would be required to include the Private Placement Legend.

Securities in certificated form are issuable only in registered form without coupons in principal amount denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a differing authorized denomination, as requested by the Holder surrendering the same.

At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, upon the written request of a Holder of a Security, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Security who such Holder informs the Company is reasonably believed to be a “Qualified Institutional Buyer” within the meaning of Rule 144A under the Securities Act, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and none of the Company, any Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Ex. A-10

EXHIBIT B

REGULATION S CERTIFICATE

(For transfers pursuant to § 3.07(a)(i) of the Indenture)

101 Barclay Street, 7E

New York, New York 10286

Attention: Corporate Trust Administration

Re:	5.50% Senior Notes due 2018

of Power Solutions International, Inc. (the “Securities”)

Reference is made to the Indenture, dated as of April 29, 2015 (the “Indenture”), between Power Solutions International, Inc., a Delaware corporation (“Company”), and The Bank of New York Mellon, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to US$         principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No(s).

Certificate No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner.” The Specified Securities are represented by a Global Security and are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Regulation S Global Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144A under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

If the transfer is being effected in accordance with Rule 904:

(A) the Owner is not a distributor of the Securities, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

Ex. B-1

(B) the offer of the Specified Securities was not made to a person in the United States;

(C) either:

(i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

(ii) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

(D) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

(E) if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(b)(1) have been satisfied; and

(F) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchaser.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

Ex. B-2

EXHIBIT C

RESTRICTED SECURITIES CERTIFICATE

(For transfers pursuant to § 3.07(a)(ii) of the Indenture)

101 Barclay Street, 7E

New York, New York 10286

Attention: Corporate Trust Administration

Re:	5.50% Senior Notes due 2018

of Power Solutions International, Inc. (the “Securities”)

Reference is made to the Indenture, dated as of April 29, 2015 (the “Indenture”), between Power Solutions International, Inc., a Delaware corporation (“Company”), and The Bank of New York Mellon, as Trustee. Terms used herein and defined in the Indenture or in Rule 144A or Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to US$         principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No(s).

ISIN No(s). If any.

Certificate No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner.” The Specified Securities are represented by a Global Security and are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Restricted Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

If the transfer is being effected in accordance with Rule 144A:

(A) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

(B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer.

Ex. C-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchaser.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

Ex. C-2

EXHIBIT D

UNRESTRICTED SECURITIES CERTIFICATE

(For removal of Securities Act Legends pursuant to § 3.07(b))

101 Barclay Street, 7E

New York, New York 10286

Attention: Corporate Trust Administration

Re:	5.50% Senior Notes due 2018

of Power Solutions International, Inc. (the “Securities”)

Reference is made to the Indenture, dated as of April 29, 2015 (the “Indenture”), between Power Solutions International, Inc., a Delaware corporation (“Company”), and The Bank of New York Mellon, as Trustee. Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to US$         principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No(s).

Certificate No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner.” If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be exchanged for Securities bearing no Private Placement Legend pursuant to Section 3.07(b) of the Indenture. The Owner acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchaser.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

Ex. D-1

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

Ex. D-2

APPENDIX I

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification
No.

(Please print or typewrite name and address including zip code of assignee)

the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Security on the books of the Company with full power of substitution in the premises.

App. I-1

[THE FOLLOWING PROVISION TO BE INCLUDED

ON ALL CERTIFICATES FOR SECURITIES

EXCEPT PERMANENT OFFSHORE PHYSICAL CERTIFICATES]

In connection with any transfer of this Security occurring prior to the expiration of the period referred to in Rule 144(d) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that without utilizing any general solicitation or general advertising that:

[Check One]

☐(a)	This Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

☐(b)	This Security is being transferred other than in accordance with (a) above or (c) below and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

☐(c)	This Security is being transferred other than in accordance with (a) or (b) above pursuant to an effective registration statement under the Securities Act of 1933, as amended.

If none of the foregoing boxes is checked, the Trustee or other Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.

Date:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an authorized signatory.

APPENDIX II

FORM OF TRANSFEREE CERTIFICATE

I or we assign and transfer this Security to:

Please insert social security or other identifying number of assignee

Print or type name, address and zip code of assignee

and irrevocably
appoint

[Agent], to transfer this Security on the books of the Company. The Agent may substitute another to act for him.

Date:	Signed
(Sign exactly as name appears on the other side of this Security)

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17 Ad-15]

App. II-1

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE PURSUANT TO SECTION 11.01(D)

POWER SOLUTIONS INTERNATIONAL, INC.

Officers’ Certificate

Each of the undersigned, acting in their capacities as officers of Power Solutions International, Inc., a Delaware corporation (the “Company”), pursuant to Section 11.01(d) of the Indenture, dated as of April 29, 2015 (the “Indenture”; each capitalized term used herein shall have the meaning set forth in the Indenture), by and among the Company, the Guarantors party thereto and The Bank of New York Mellon, as trustee (the “Trustee”), hereby certifies as follows:

(i) as of the date hereof, the Company’s Consolidated EBITDA is [                    ]1; and

(ii) as of the date hereof, the Company’s Consolidated Fixed Charge Coverage Ratio is [        ]2 to 1.00.

[Signatures appear on the following page.]

[1]	To be determined based on the most recent four full fiscal quarters for which financial statements are available.
[2]	To be determined based on the most recent four full fiscal quarters for which financial statements are available

E-1

IN WITNESS WHEREOF, the undersigned have signed this Officers’ Certificate under the Indenture.

Date:

POWER SOLUTIONS INTERNATIONAL, INC.

By:
Name:
Title:

POWER SOLUTIONS INTERNATIONAL, INC.

By:
Name:
Title: